THE FOLLOWING LEASE IS SUBSTANTIALLY THE SAME FOR
THE PROPERTIES IN EL PASO, SAN ANTONIO AND SAN
MARCOS WITH THE EXCEPTION OF THE LEASE PAYMENTS
WHICH ARE AS FOLLOWS:

EL PASO        $66,693.00 PER MONTH

SAN ANTONIO         $74,503.00 PER MONTH

SAN MARCOS          $39,998.00 PER MONTH

                       LEASE

                (San Marcos, Texas)

              TEXAS HCP HOLDING, L.P.

                      Lessor

                        AND

      ESC III, L.P. D/B/A TEXAS-ESC III, L.P.

                      Lessee

             Dated as of April l, 1997

                       LEASE

     THIS LEASE ("Lease") is dated as of the 1st day of April, 1997, and is between TEXAS HCP
HOLDING, L.P., a Delaware limited partnership
("Lessor") and ESC III, L.P. D/B/A TEXAS-ESC III,
L.P., a Washington limited partnership ("Lessee").

                    ARTICLE I.

     1.   LEASED PROPERTY; TERM

     Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor's rights and interest in and to the following (collectively the "Leased Property"):

     (a) the real property described in Exhibit A attached hereto (collectively, the "Land");

     (b) all buildings, structures, Fixtures and other improvements of every kind now or hereafter located on the Land including, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Lessor has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures and Capital
Additions funded by Lessor (collectively, the "
Leased Improvements " ) ;

     (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements
(collectively, the "Related Rights");

     (d) all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the
Leased Improvements including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");
and

     (e) the machinery, equipment, furniture and other personal property described on Exhibit B attached hereto, together with all replacements and substitutes therefor, (collectively, "Lessor's
Personal Property").

     SUBJECT, HOWEVER, to the easements,
encumbrances, covenants, conditions and
restrictions and other matters which affect the Leased Property as of the date hereof or the Commencement Date or created thereafter as permitted hereunder to have and to hold for a fixed term (the "Fixed Term") commencing on the Commencement Date, as defined below, and ending at 11:59 p.m. Los Angeles time on the expiration of the fifteenth (l5th) Lease Year, and the three (3)
Extended Terms provided for in Article XIX unless this Lease is earlier terminated as hereinafter provided. Promptly after the Commencement Date, the parties shall execute an amendment to this Lease in substantially the form attached hereto as Exhibit
C to confirm certain matters; notwithstanding the foregoing, the failure of Lessee to so execute and deliver such amendment shall not affect Lessor's determination of any such matters.

                    ARTICLE II.

     2.   DEFINITIONS. For all purposes of this
Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms used in this Lease and defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable;
(iii) all references in this Lease to designated
"Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease; (iv) the word
"including" shall have the same meaning as the phrase "including, without limitation," and other similar phrases; and (v) the words "herein, "
"hereof" and "hereunder" and other similar words refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     ADDED VALUE PERCENTAGE: As defined in Section
10.4.

     ADDITIONAL CHARGES: As defined in Article
III.

     ADDITIONAL RENT: As defined in Article III.

     AFFILIATE: Any Person which, directly or indirectly, controls or is controlled by or is under common control with any other Person. For purposes of this definition,
"control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests. When used with respect to any corporation, the term "Affiliate" shall also include any Person which owns, directly or indirectly, fifty percent (50%) or more of any class of security of such corporation, but shall exclude any affiliates of Daniel R. Baty which but for their relationship with Daniel R. Baty would not be considered affiliates of Emeritus
Corporation.

     APPRAISER: As defined in Article XXXIV.

     APPRECIATION AMOUNT: The amount, if any, by which the Fair Market Value exceeds the Minimum
Repurchase Price of the Properties in the aggregate as of the Outside Closing Date.

     ASSIGNMENT AGREEMENT: The agreement of even date herewith by and between Lessor and Emeritus
Corporation relative to the acquisition by Lessor of the Leased Property.

     AWARD: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

     BASE GROSS REVENUES: The Gross Revenues for the second Lease Year.

      BASE PERIOD: The period commencing on that date which is eighteen (18) months prior to the date any appraisal of the Facility is made pursuant to the provisions of Article XXXIV and ending on the date which is six (6) months prior to the date any such appraisal of the Facility is made.

     BLS: Bureau of Labor Statistics, U.S.
Department of Labor.

     BUSINESS DAY: Each Monday, Tuesday,
Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

     CAPITAL ADDITIONS: One or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements,. or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land, during the Term, including construction of a new wing or new story, or the renovation of existing improvements on the Leased Property in order to provide a functionally new facility needed to provide services not previously offered.
The Capital Renovation Project shall be treated for all purposes of this Lease as a "Capital
Addition," and all amounts advanced to Lessee, or otherwise expended by Lessor with respect therein shall be treated as "Capital Addition Costs" funded by Lessor.

     CAPITAL ADDITION COSTS: The costs of any
Capital Addition made to the Leased Property whether paid for by Lessee or Lessor, including
(i) all permit fees and other costs imposed by any governmental authority, the cost of site preparation, the cost of construction including materials and labor, the cost of supervision and related design, engineering and architectural services, the cost of any fixtures, and if and to the extent approved by Lessor, the cost of construction financing; (ii) fees paid to obtain necessary licenses and certificates; (iii) the cost of any land contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, but only to the extent approved by Lessor in writing and in advance if Lessor is funding such Capital Addition; (iv) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (v)the cost of title insurance; (vi) reasonable fees and expenses of outside legal counsel; (vii) filing, registration and recording taxes and fees; (viii) documentary stamp and similar taxes; and (ix) all reasonable costs and expenses of Lessor and any Person which has committed to finance the Capital
Addition, including (a) the reasonable fees and expenses of their respective outside legal counsel; (b) printing expenses; (c) filing, registration and recording taxes and fees; (d) documentary stamp and similar taxes; (e) title insurance charges and appraisal fees; (f) rating agency fees; and (g) commitment fees charged by any Person advancing or offering to advance any portion of the financing for such Capital
Addition.

     CAPITAL RENOVATION PROJECT: As defined in
Section 10.3.

     CASH FLOW: The net income from the Facility, determined on the basis of GAAP applied on a consistent basis, plus the sum of (i) depreciation and amortization expense; (ii) Rent and other expenses payable hereunder, excluding, however,
Impositions; plus (iii) management fees; less the sum of (y) a management fee allowance of five percent (5%) of Gross Revenues for the corresponding period plus (z) an annual Two
Hundred Dollar ($200) per unit reserve, pro-rated for the corresponding period.

     CASH FLOW COVERAGE: For any period,
calculated as of the last day of the period, the ratio of Cash Flow attributable to such period to total Rent payable for such period under the Lease.

     CLOSE OF ESCROW: As defined in Article XXXV.

     CLOSING DATE: As defined in the Assignment
Agreement.

     CODE: The Internal Revenue Code of 1986, as amended.

     COMMENCEMENT DATE: The Closing Date.

     CONDEMNATION: The exercise of any
governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Lessor to any Condemnor, either under threat of reasonably imminent condemnation or while legal proceedings for condemnation are pending.

     CONDEMNOR: Any public or quasi-public
authority, or private corporation or individual, having the power of Condemnation.

     CONSOLIDATED FINANCIALS: For any fiscal year or other accounting period for Lessee and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.

     CONSOLIDATED NET WORTH: At any time, the sum of the following for Lessee and its consolidated
Subsidiaries, on a consolidated basis determined in accordance with GAAP:

     (i) the amount of capital or stated capital
(after deducting the cost of any shares held in its treasury), plus

     (ii) the amount of capital surplus and
retained earnings (or, in the case of a capital surplus or retained earnings deficit, minus the amount of such deficit), minus

     (iii) the sum of the following (without
duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) unamortized debt discount and expense; and (b) any write-up in book value of assets resulting from a revaluation thereof subsequent to the most recent Consolidated
Financials prior to the date hereof, excluding, however, any (i) net write-up in value of foreign currency in accordance with GAAP, (ii) write-up resulting from a reversal of a reserve for bad debts or depreciation, and (iii) write-up resulting from a change in methods of accounting for inventory.

     COST OF LIVING INDEX: The Consumer Price
Index for All Urban Consumers, U.S. City Average
(1982-1984 = 100), published by the BLS, or such other renamed index. If the BLS changes the publication frequency of the Cost of Living Index so that a Cost of Living Index is not available to make a cost-of living adjustment as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Cost of Living Index for the closest preceding month for which a Cost of Living Index is available and the Cost of Living Index for the comparison month as required by this Lease. If the BLS changes the base reference period for the Cost of Living Index from 1982-84 = 100, the cost-of-living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of the Cost of Living Index, then a substitute index for determining cost-of-living, adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Lessor and Lessee.

     CPI RENT: An amount equal to the sum of (i) the product of (y) a fraction, the numerator of which is the Cost of Living Index for the first month of the Lease Year for which CPI Rent is being calculated minus the Cost of Living Index for the first month of the preceding Lease Year, and the denominator of which is the Cost of Living
Index for the first month of the preceding Lease
Year multiplied by (z) the sum of the prior Lease
Year's Minimum Rent (computed at the rate in effect as of the last day of the prior Lease Year) and Additional Rent and (ii) the prior Lease
Year's CPI Rent; provided, however, that, with the exception of the second Lease Year with respect to which no such limit shall apply, in no event will the increase in CPI Rent from one Lease Year to the next be greater than one and fifty one hundredths percent (1.50%) of the sum of the prior
Lease Year's (a) Minimum Rent computed at the rate in effect as of the last day of the prior Lease
Year and (b) Additional Rent or less than zero.
Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

     EMERITUS CORPORATION: Emeritus Corporation, a
Washington corporation

     ENVIRONMENTAL COSTS: As defined in Article
XXXVII.

     ENVIRONMENTAL LAWS: Environmental Laws shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Substance, including the Clean Air Act, the Clean Water Act, the Toxic
Substances Control Act, the Comprehensive
Environmental Response Compensation and Liability
Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide
Act, the Safe Drinking Water Act and the
Occupational Safety and Health Act.

     ESCROW: As defined in Article XXXV.

     ESCROW HOLDER: As defined in Articles XXXV.

     EVENT OF DEFAULT: As defined in Article XVI.

     EXTENDED TERM(S): As defined in Article XIX.

     FACILITY: The 87 unit congregate care and assisted living facility being operated on the Leased Property.

     FACILITY MORTGAGE: As defined in Article
XIII.

     FACILITY MORTGAGEE: As defined in Article
XIII.

     FAIR MARKET ADDED VALUE: The Fair Market
Value (as hereinafter defined) of the Leased
Property (including all Capital Additions) less the Fair Market Value of the Leased Property determined as if no Capital Additions financed by Lessee had been constructed.

     FAIR MARKET RENTAL: The fair market rental value of the Leased Property, or applicable portion thereof, based upon the Fair Market Value, including any periodic increases therein, determined in accordance with the appraisal procedures set forth in Article XXXIV.

     FAIR MARKET VALUE: The fair market value of the Leased Property, and all Capital Additions, determined in accordance with the appraisal procedures set forth in Article XXXIV. Fair Market
Value shall be the value obtained by assuming that the Leased Property is encumbered by this Lease.
Further, in determining Fair Market Value the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance which will not be removed at or prior to the date as of which such Fair Market Value determination is being made shall be taken into account. The Leased Property shall be valued at its highest and best use which shall be presumed to be as a fully-permitted Facility operated in accordance with the provisions of this Lease. Fair market value of the Leased Property shall not include "going concern" or "business enterprise" value attributable to factors other than the highest and best use of the Leased Property. In addition, except as provided in Section 16.9, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market
Value:

     (i) The negative value of (a) any deferred maintenance or other items of repair or replacement of the Leased Property, (b) any then current or prior licensure or certification violations and/or admissions holds and (c) any other breach or failure of Lessee to perform or observe its obligations hereunder shall not be taken into account; rather, the Leased Property, and every part thereof, shall be deemed to be in the condition required by this Lease (i.e., good order and repair) and Lessee shall at all times be deemed to have operated the Facility in compliance with and to have performed all obligations of the Lessee under this Lease.

     (ii) The occupancy level of the Facility shall be deemed to be the average occupancy during the Base Period.

     (iii) If the Facility's Primary Intended Use includes a mixed use, then the average of such mix during the Base Period shall be taken into account.

     FIXED TERM: As defined in Article I.

     FIXTURES: As defined in Article I.

     GAAP: Generally accepted accounting
principles.

     GROSS REVENUES: All revenues received or receivable from or by reason of the operation of the Facility or any other use of the Leased
Property, Lessee's Personal Property and all
Capital Additions including all revenues received or receivable for the use of or otherwise attributable to units, rooms, beds and other facilities provided, meals served, services performed (including ancillary services), space or facilities subleased or goods sold on or from the Leased Property and all Capital Additions, including, and except as provided below, any consideration received under any commercial (as opposed to resident or patient) subletting, licensing or other arrangements with third parties
(a "Commercial Sublessee") relating to the possession or use of any portion of the Leased
Property and all Capital Additions; provided, however, that Gross Revenues shall not include:

     (i) non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business;

     (ii) federal, state or local excise taxes and any tax based upon or measured by such revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately;

     (iii) contractual allowances (relating to any period during the Term of the Lease) for billings not paid by or received from the appropriate governmental agencies or third party providers;
and

     (iv) all proper patient billing credits and adjustments according to generally accepted accounting principles relating to health care accounting.
Gross Revenues for each Lease Year shall reflect all cost report settlement adjustments, whether positive or negative, received in or payable during such Lease Year in accordance with GAAP relating to health care accounting, regardless of the year that such settlement amounts are applicable to; provided, however, that to the extent settlement amounts are applicable to years, or portions thereof, prior to the Commencement
Date, such settlement amounts shall not be reflected in Gross Revenues for the Lease Year in which such settlement amounts are received or paid. Gross Revenues shall include the Gross
Revenues of any Commercial Sublessee with respect to any applicable portion of the Leased Property and/or any Capital Additions, i.e., the Gross
Revenues generated from the operations conducted on or from such portion shall be included directly in the Gross Revenues and the rent received or receivable by Lessee from such Commercial
Sublessee shall be excluded from Gross Revenues for such purpose.

     GUARANTOR: Emeritus Corporation.

     GUARANTY: The Guaranty of even date herewith executed by Guarantor.

     HANDLING: As defined in Article XXXVII.

     HAZARDOUS SUBSTANCES: Collectively, any
petroleum, petroleum product or byproduct or any substance, material or waste regulated or listed pursuant to any Environmental Law.

     HCPI: Health Care Property Investors, Inc., a
Maryland corporation.

     IMPOSITIONS: Collectively, all taxes,
including capital stock, franchise and other state taxes of Lessor (or, if Lessor is not HCPI, of HCPI as a result of its investment in Lessor), ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; ground rents; water, sewer and other utility levies and charges; excise tax levies; fees including license, permit, inspection, authorization and similar fees; and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent and all interest and penalties thereon attributable to any failure in payment by Lessee which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor's interest in the Leased Property, (ii) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof;
provided, however, that nothing contained in this Lease shall be construed to require Lessee to pay
(a) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person,
(b) any transfer, or net revenue tax of Lessor or any other Person except Lessee and its successors,
(c) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (d) any principal or interest on any indebtedness on the Leased Property owed to a Facility Mortgagee for which Lessor is the obligor, except to the extent that any tax, assessment, tax levy or charge, which is otherwise included in this definition, and. a tax, assessment, tax levy or charge set forth in clause (a) or (b) is levied, assessed or imposed in lieu thereof or as a substitute therefor.

     INCREMENTAL GROSS REVENUES: The amount by which the Gross Revenues for the current Lease
Year exceeds the Base Gross Revenues. The
Incremental Gross Revenues for any partial Lease
Year shall be the amount by which the Gross
Revenues for such partial Lease Year exceeds the Base Gross Revenues for the corresponding period of the second Lease Year.

     INSURANCE REQUIREMENTS: The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

     INTANGIBLE PROPERTY : All accounts, proceeds of accounts, rents, profits, income or revenues derived from the use of rooms or other space within the Leased Property or the providing of services in or from the Leased Property;
documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, causes of action, now owned or hereafter acquired by Lessee (including any right to any refund of any Impositions) arising from or in connection with Lessee's operation or use of the Leased
Property; all licenses and permits now owned or hereinafter acquired by Lessee, which are necessary or desirable for Lessee's use of the Leased Property for its Primary Intended Use, including, if applicable, any certificate of need or similar certificate; the right to use any trade name or other name associated with the Facility;
and any and all third-party provider agreements
(including Medicare and Medicaid).

     LAND: As defined in Article I.

     LEASE: As defined in the preamble.

     LEASE YEAR: Each period of twelve (12) full calendar months from and after the Commencement
Date, unless the Commencement Date is a day other than the first (1st) day of a calendar month, in which case the first (1st) Lease Year shall be the period of twelve (12) full calendar months from and after the first (1st) day of the first (1st) calendar month following the month in which the Commencement Date occurs, and each subsequent
Lease Year shall be the period of twelve (12) full calendar months from and after the first (1st) day of the first (1st) calendar month following the expiration of the prior Lease Year; provided, however, that the last Lease Year during the Term may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term.

     LEASED IMPROVEMENTS. Leased Property : Each as defined in Article I.

     LEGAL REQUIREMENTS: All federal, state,
county, municipal and other governmental statutes, laws (including common law and Environmental
Laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions affecting either the Leased Property, Lessee's Personal Property and all Capital
Additions or the construction, use or
alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property, Lessee's Personal
Property and all Capital Additions, (ii) in any way adversely affect the use and enjoyment thereof, or (iii) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous
Substance.

     LESSEE: As defined in the preamble.

     LESSEE'S PERSONAL PROPERTY : The Personal
Property other than Lessor's Personal Property.

     LESSOR: As defined in the preamble.

     LESSOR'S PERSONAL PROPERTY: As defined in
Article I.

     LESSOR'S SHARED APPRECIATION AMOUNT: Lessor's and its Affiliates' share of the Appreciation
Amount which shall be calculated as follows: (i) first, Lessor and its Affiliates shall be allocated the first dollars of the Appreciation
Amount until such dollars together with all Minimum Rent and Additional Rent paid or payable to Lessor and its Affiliates in the aggregate under the Leases for the Properties to the Outside
Closing Date yield Lessor and its Affiliates an annual internal rate of return on the Minimum
Repurchase Price of the Properties in the aggregate equal to 13.80% (the "Internal Rate of Return") and (ii) second, Lessor and its Affiliates shall be allocated one-half of any dollars remaining in the Appreciation Amount after subtracting the portion of the Appreciation Amount allocated to Lessor and its Affiliates in clause
(i) above.

     LETTER OF CREDIT DATE: As defined in Section
21.2.

     MINIMUM RENT: As defined in Article III.

     MINIMUM REPURCHASE PRICE: The purchase price of the Leased Property at the time of acquisition of the Leased Property by Lessor plus any Capital
Addition Costs funded by Lessor.

     OFFICER'S CERTIFICATE: A certificate of
Lessee signed by an officer authorized to so sign by its board of directors or by-laws.

     OPENING DEPOSIT: As defined in Article XXXV.

     OUTSIDE CLOSING DATE: As defined in Article
XXXV.

     OVERDUE RATE: On any date, a rate equal to 2% above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

     PAYMENT DATE: Any due date for the payment of the installments of Minimum Rent, Additional Rent or any other sums payable under this Lease.

     PERCENTAGE RENT: An amount equal to five percent (5%) of Incremental Gross Revenues.

     PERSON: Any individual, corporation,
partnership, joint venture, association joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

     PERSONAL PROPERTY: All machinery, furniture and equipment, including phone systems and computers, trade fixtures, inventory, supplies and other personal property used or useful in the use of the Leased Property for its Primary Intended
Use, other than Fixtures.

     PRIMARY INTENDED USE: Congregate care and assisted living facility and such other uses necessary or incidental to such uses.

     PRIME RATE: On any date, a rate equal to the annual rate on such date announced by the Bank of New York to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York discontinues its use of such prime, base or reference rate or ceases to exist, Lessor shall designate the prime, base or reference rate of another state or federally chartered bank based in New York to be used for the purpose of calculating the Prime Rate hereunder.

     PRIORITY ENCUMBRANCES: As defined in Article
XXXVI.

     PROPERTIES: The E1 Paso Property, San Antonio
Property, and San Marcos Property, each as defined in the Assignment Agreement.

     QUARTER: During each Lease Year, the first three (3) calendar month period commencing on the first (1st) day of such Lease Year and each subsequent three (3) calendar month period within such Lease Year; provided, however, that the last
Quarter during the Term may be a period of less than three (3) calendar months and shall end on the last day of the Term.
Charges.

     RENT: Collectively, the Minimum Rent,
Additional Rent and Additional

     SEC: Securities and Exchange Commission.

     SHARED APPRECIATION PURCHASE PRICE: The
Minimum Repurchase Price of the Properties in the aggregate plus Lessor's Shared Appreciation
Amount.

     STATE: The State or Commonwealth in which the Leased Property is located.

     SUBSIDIARIES: Corporations, limited liability companies or partnerships, in which Lessee owns, directly or indirectly, more than 50% of the voting stock or partnership interest.

     TERM: Collectively, the Fixed Term and any
Extended Term(s), as the context may require, unless earlier terminated.

     TRANSFER CONSIDERATION: As defined in Article
XXIV.

     UNAVOIDABLE DELAYS: Delays due to strike, lockout, inability to procure materials, power failure, act of God, governmental restriction, enemy action, civil commotion, fire, unavoidable casualty or other cause beyond the control of the party responsible for performing an obligation hereunder; provided, however, that a lack of funds shall not be deemed a cause beyond the control of either party hereto.

     UNSUITABLE FOR ITS PRIMARY INTENDED USE: A state or condition of the Facility such that by reason of damage or destruction or Condemnation, in the good faith judgment of Lessor and Lessee, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of units and usable beds affected by such damage or destruction or Condemnation.

                   ARTICLE III.

     3.1 RENT. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset or deduction, the amounts set forth hereinafter as Minimum Rent and Additional Rent during the Term. Payments of
Minimum Rent shall be made by a prearranged payment deposit through the Electronic Automated
Clearing House Network ("ACH") initiated by Lessee to Lessor's account at an ACH member bank on the first day of each calendar month. Payments of Additional Rent shall be made at Lessor's address set forth in Article XXXIII or at such other place or to such other Person as Lessor from time to time may designate in writing.

     3.1.1 MINIMUM RENT. Subject to upward
adjustment(s) with respect to the Capital
Renovation Project funded by Lessor as described in Section 10.3 below, for the period from the Commencement Date through the expiration of the Fixed Term, Lessee shall pay to Lessor "Minimum
Rent" monthly, in advance on or before the first day of each calendar month, in an amount equal to $_________. The first monthly payment of Minimum
Rent shall be payable on the Commencement Date
(prorated as to any partial calendar month at the beginning of the Term). Such monthly Minimum Rent shall be increased from time to time on the date of any payment or funding by Lessor on account of the Capital Renovation Project pursuant to the provisions of Section 10.3 by one-twelfth (1/l2th) of the product of (a) the amount of the particular payment or funding by Lessor, times (b) Three and Fifty Hundredths Percent (3.50%) above the ten-year U. S. Treasury Note Rate, published in the
Wall Street Journal on the date of such payment or funding by Lessor and quoting the rate for the immediately prior Business Day. If the ten-year
U.S. Treasury Note Rate is discontinued prior to any such payment or funding by Lessor, then such calculation shall be made instead using a substitute rate selected by Lessor that is comparable with the ten-year U.S. Treasury Note rate. similarly, if the Wall Street Journal is discontinued, a substitute publication selected by Lessor shall be used. Such monthly Minimum Rent payable for any month(s) during which an increase in the Minimum Rent occurs by reason of any payments or funding by Lessor on account of the Capital Renovation Project, shall be prorated based upon the number of days for which such adjusted rental amounts apply. From time to time at Lessor's request, Lessor and Lessee shall enter into an amendment of this Lease in form acceptable to Lessor to reflect the adjustment in the monthly
Minimum Rent payable hereunder by reason of any such payments or fundings by Lessor on account of the Capital Renovation Project. Failure of Lessee to so execute and deliver any such amendment shall not, however, affect the determination of the monthly Minimum Rent payable hereunder. Minimum
Rent for the Extended Terms, if any, shall be determined in accordance with the provisions of
Article XIX.

     3.1.2 ADDITIONAL RENT. In addition to the
Minimum Rent, Lessee shall, commencing with the first Quarter of the second Lease Year and continuing through the expiration of the Fixed
Term, pay to Lessor annual "Additional Rent. " For the second Lease Year Additional Rent shall be equal to three times CPI Rent, provided, however, that Additional Rent for the second Lease Year shall not exceed three percent (3%) of annual
Minimum Rent computed at the rate in effect as of the first day of the second Lease Year. For the third Lease Year and each Lease Year thereafter, Additional Rent shall be equal to the sum of (i)
Percentage Rent and (ii) CPI Rent.

     3.2 QUARTERLY CALCULATION AND PAYMENT OF
ADDITIONAL RENT. Annual Reconciliation.

     3.2.1 Lessee shall calculate and pay
Additional Rent quarterly, in arrears, for the portion of the entire Lease Year, on a cumulative basis, up to the end of the Quarter then most recently ended, less the Additional Rent already paid and attributable to such Lease Year. If at the time any calculation on account of Additional
Rent is to be made the applicable Gross Revenues are not yet available, Lessee shall use its best estimate of the applicable Gross Revenues. Each quarterly payment of Additional Rent shall be delivered to Lessor, together with an Officer's
Certificate setting forth the calculation thereof, within thirty (30) days after the end of the corresponding Quarter.

     3.2.2 Within ninety (90) days after the end of each Lease Year, Lessee shall deliver to Lessor an Officer's Certificate setting forth the Gross
Revenues for such Lease Year. As soon as practicable following receipt by Lessor of such Certificate, Lessor shall determine the Additional
Rent for such Lease Year and give Lessee notice of the same together with the calculations upon which the Additional Rent was based. If such Additional
Rent exceeds the sum of the quarterly payments of Additional Rent previously paid by Lessee with respect to such Lease Year, Lessee shall forthwith pay such deficiency to Lessor. If such Additional
Rent for such Lease Year is less than the amount previously paid by Lessee with respect thereto, Lessor shall, at Lessee's option, either (i) remit to Lessee its check in an amount equal to such difference, or (ii) credit such difference against the quarterly payments of Additional Rent next coming due.

     3.2.3 Any difference between the annual
Additional Rent for any Lease Year as shown in said Officer's Certificate and the total amount of quarterly payments for such Lease Year previously paid by Lessee, whether in favor of Lessor or Lessee, shall bear interest at a rate equal to the rate payable on 90-day U.S. Treasury Bills as of the last Business Day of such Lease Year until the amount of such difference shall be paid or otherwise discharged.

     3.2.4 If the expiration or earlier
termination of the Term is a day other than the last day of a Lease Year, then the amount of the last quarterly installment of Additional Rent shall be paid pro rata on the basis of the actual number of days in such Lease Year.

     3.2.5 As soon as practicable after the
expiration or earlier termination of the Term, a final reconciliation of Additional Rent shall be made taking into account, among other relevant adjustments, any unresolved contractual allowances which relate to Gross Revenues accrued prior to such expiration or termination; provided that if the final reconciliation has not been made within six (6) months of such expiration or termination, then a final reconciliation shall be made at that time based on all available relevant information, including Lessee's good faith best estimate of the amount of any unresolved contractual allowances.

     3.3 CONFIRMATION OF ADDITIONAL RENT. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in accordance with GAAP which will accurately record all Gross Revenues and Lessee shall retain for at least five (5) years after the expiration of each Lease Year reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year. Lessor, at its own expense except as provided hereinbelow, shall have the right from time to time by its accountants or representatives, to review and/or audit the information set forth in the Officer's Certificate referred to in Section 3.2 and in connection with such review and/or audit to examine Lessee's records with respect thereto (including supporting data and sales tax returns) subject to any prohibitions or limitations on disclosure of any such date under applicable law or regulations including any duly enacted Patients' Bill of Rights or similar legislation, or as may be necessary to preserve the confidentiality of the Facility-patient relationship and the physician-patient privilege. If any such review and/or audit discloses a deficiency in the payment of Additional Rent, Lessee shall forthwith pay to Lessor the amount of the deficiency together with interest thereon at the Overdue Rate compounded monthly from the date when said payment should have been made to the date of payment thereof;
provided, however, that any dispute concerning such deficiency shall be resolved through an arbitration proceeding reasonably approved by the parties; provided, further, that as to any audit that is commenced more than two (2) years after the date Gross Revenues for any Lease Year are reported by Lessee to Lessor, the deficiency, if any, with respect to such Gross Revenues shall bear interest as permitted herein only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or wilful misconduct on the part of Lessee. If any such review and/or audit discloses that the Gross Revenues actually received by Lessee for any Lease Year exceed those reported by Lessee by more than two percent (2%a), Lessee shall pay the costs of such review and/or audit.
Any proprietary information obtained by Lessor pursuant to such review and/or audit shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation or arbitration proceedings between the parties and except further that Lessor may disclose such information to prospective lenders or purchasers.

     3.4 ADDITIONAL CHARGES. In addition to the
Minimum Rent and Additional Rent, (i) Lessee shall also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease; and (ii) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (i) above, Lessee shall also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (i) and (ii) above being referred to herein collectively as the '
Additional Charges ").

     3.5 LATE PAYMENT OF RENT. Lessee hereby
acknowledges that late payment by Lessee to Lessor of Rent will cause Lessor to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Such costs may include processing and accounting charges and late charges which may be imposed on Lessor by the terms of any loan agreement and other expenses of a similar or dissimilar nature. Accordingly, if any installment of Rent other than Additional Charges payable to a Person other than Lessor shall not be paid within three (3) Business Days after its due date, Lessee will pay Lessor on demand a late charge equal to the lesser of (i) the lesser of five percent (5 %) or the maximum percentage permitted by applicable law of the amount of such installment or (ii) the maximum amount permitted by law. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. The parties further agree that such late charge is Rent and not interest and such assessment does not constitute a lender or borrower/creditor relationship between Lessor and Lessee. In addition, the amount unpaid, including any late charges, shall bear interest at the Overdue Rate compounded monthly from the due date of such installment to the date of payment thereof, and Lessee shall pay such interest to Lessor on demand. The payment of such late charge or such interest shall not constitute waiver of, nor excuse or cure, any default under this Lease, nor prevent Lessor from exercising any other rights and remedies available to Lessor.

     3.6 NET LEASE. This Lease is and is intended to be what is commonly referred to as a net, net, net or 'triple net lease. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent, Additional Rent and
Additional Charges throughout the Term, all as more fully set forth in Article IV and subject to any other provisions of this Lease which expressly provide for adjustment or abatement of Rent or other charges.

                    ARTICLE IV.

     4.1 IMPOSITIONS.

     4.1.1 Subject to Article XII relating to permitted contests, Lessee shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment.
Lessee shall make such payments directly to the taxing authorities where feasible, and promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments.
Lessee's obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Lessee may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

     4.1.2 Lessor shall prepare and file all tax returns and reports as may be required by Legal
Requirements with respect to Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee shall prepare and file all other tax returns and reports as may be required by Legal Requirements.

     4.1.3 Any refund due from any taxing
authority in respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any other refund shall be paid over to or retained by Lessor.

     4.1.4 Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. If any property covered by this Lease is classified as personal property for tax purposes, Lessee shall file all personal property tax returns in such jurisdictions where it must legally so file.
Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, shall provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns and to the extent practicable, Lessee shall be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest.

     4.1.5 Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall reasonably cooperate with Lessee in such protest, appeal, or other action but at no cost or expense to Lessor.
Billings for reimbursement by Lessee to Lessor of personal property or real property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property or real property with respect to which such payments are made.

     4.1.6 Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor has knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions.

     4.1.7 Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination.

     4.2 UTILITIES. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased
Property and all Capital Additions thereto. Lessee shall also pay or reimburse Lessor for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may be imposed against Lessor by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property or any portion thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property, including any and all costs and expenses associated with any utility, drainage and parking easements.

     4.3 INSURANCE. Lessee shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by Lessee hereunder.

     4.4 IMPOUND ACCOUNT. Lessor may, at its
option to be exercised by thirty (30) days' written notice to Lessee, require Lessee to deposit, at the time of any payment of Minimum
Rent, an amount equal to one-twelfth of Lessee's estimated annual taxes, of every kind and nature, required pursuant to Section 4.1 plus, if Lessee fails to pay any insurance premium in a timely manner as required by this Lease, one-twelfth of Lessee's estimated annual insurance premiums required pursuant to Section 4.3 into an impound account as directed by Lessor. Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order of priority as Lessor shall determine, on or before the respective dates on which the same or any of them would become delinquent. The cost of administering such impound account shall be paid by Lessee. Nothing in this Section 4.4 shall be deemed to affect any right or remedy of Lessor hereunder.

     4.5 TAX SERVICE. If requested by Lessor,
Lessee shall, at its sole cost and expense, cause to be furnished to Lessor a tax reporting service, to be designated by Lessor, covering the Leased
Property.

                    ARTICLE V.

     5. NO TERMINATION ABATEMENT ETC. Except as otherwise specifically provided in this Lease, Lessee shall remain bound by this Lease in accordance with its terms and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent.
Except as otherwise specifically provided in this Lease, the respective obligations of Lessor and Lessee shall not be affected by reason of (i) any damage to or destruction of the Leased Property or any portion thereof from whatever cause or any Condemnation of the Leased Property or any portion thereof; (ii) other than a result of Lessor's willful misconduct or gross negligence, the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor hereunder or under any other agreement between Lessor and Lessee or to which Lessor and Lessee are parties;
(iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (v) for any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or (b) which may entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease; provided, however, nothing in this sentence shall preclude Lessee from bringing a separate action with respect to any claims that Lessee may have arising out of any wrongful conduct of Lessor and Lessee is not waiving other rights and remedies not expressly waived herein. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                    ARTICLE VI.

     6.1 OWNERSHIP OF THE LEASED PROPERTY. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease. Lessee shall, at its expense, restore the Leased Property to the condition required by
Section 9.1.4.

     6.2 PERSONAL PROPERTY. During the Term,
Lessee may, as necessary and at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee's Personal Property and replacements thereof which shall be the property of and owned by Lessee. Except as provided in Sections 6.3 and 16.10, Lessor shall have no rights to Lessee's Personal Property. Lessee shall provide and maintain during the entire Term all Personal Property necessary in order to operate the Facility in compliance with all licensure and certification requirements, all Legal Requirements and all Insurance Requirements and for the Primary
Intended Use and as required, in Lessee's prudent business judgment, to meet the needs of residents of the Facility.

     6.3 TRANSFER OF PERSONAL PROPERTY TO LESSOR.
Upon the expiration or earlier termination of this Lease, Lessee's Personal Property which does not provide a new function with respect to Lessor's
Personal Property shall become the property of Lessor, free of any encumbrance and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership and discharge any encumbrance.

                   ARTICLE VII.

     7.1 CONDITION OF THE LEASED PROPERTY. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair, free from Hazardous
Substances not in compliance with Legal
Requirements (except as disclosed in the Phase I
Environmental Site Assessment (San Marcos), dated
March 17, 1997, prepared by VATC Associates Inc.
(the "Environmental Report")) and satisfactory for its purposes hereunder. Regardless, however, of any examination or inspection made by Lessee and whether or not any patent or latent defect or condition was revealed or discovered thereby, Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Lessee as of the date hereof. LESSOR
MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR
IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY
PART THEREOF, EITHER AS TO ITS FITNESS FOR USE,
DESIGN OR CONDITION FOR ANY PARTICULAR USE OR
PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR
QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR
THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING
AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE
TO BE BORNE SOLELY BY LESSEE INCLUDING ALL
RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL
REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL
LAWS.

     7.2 USE OF THE LEASED PROPERTY.

     7.2.1 Lessee covenants that it will obtain and maintain all authorization and approvals needed to use and operate the Leased Property and the Facility for the Primary Intended Use and any other use conducted on the Leased Property as may be permitted from time to time hereunder in accordance with Legal Requirements including applicable licenses, provider agreements, permits, and, if appropriate, Medicare and/or Medicaid certification.

     7.2.2 Lessee shall use or cause to be used the Leased Property and the improvements thereon for their Primary Intended Use. Lessee shall not use the Leased Property or any portion thereof or any Capital Addition thereto for any other use without the prior written consent of Lessor, which consent Lessor may withhold in its sole discretion.

     7.2.3 Lessee shall operate continuously the Leased Property and all Capital Additions thereto in accordance with its Primary Intended Use.
Lessee shall devote the entire Facility and all Capital Additions thereto to the Primary Intended
Use, except for
areas reasonably required for office or storage space uses incidental to the Primary Intended Use.
Lessee shall not modify the services offered or take any other action (e.g., removing patients or residents from the Facility or directing patients or residents, or prospective patients or residents, to another facility) which would materially reduce Gross Revenues. Lessee shall at all times maintain an adequate staff for the service of its residents and/or patients. Lessee shall employ its best judgment, efforts and abilities to operate the Facility in such a manner so as to maximize Gross Revenues and to enhance the reputation and attractiveness of the Facility.

     7.2.4 Lessee shall conduct its business at the Facility in conformity with prudent standards of patient or resident care practice.

     7. 2. 5 Lessee shall not commit or suffer to be committed any waste on the Leased Property or any Capital Addition thereto or cause or permit any nuisance thereon.

     7.2.6     Lessee shall neither suffer nor
permit the Leased Property or any portion thereof or any Capital Addition thereto financed by Lessor to be used in such a manner as (i) might reasonably tend to impair
Lessor's title thereto or to any portion thereof or (ii) may make possible a claim of adverse use or possession, or an implied dedication of the Leased Property or any portion thereof or any Capital Addition thereto financed by Lessor.

     7.2.7     For purposes of computing
Incremental Revenues for any Lease Year or other period during which Lessee is in breach or violation of any of the covenants set forth in Sections 7.2. I through 7.2.4, Lessee's Gross
Revenues for such Lease Year or other period shall be deemed to be the greater of Lessee's Gross
Revenues for (i) such Lease Year or other period, or (ii) eighty-five percent (85%) of the average
Gross Revenues for the prior three (3) Lease Years or any corresponding period of the prior three (3)
Lease Years, as applicable, as determined by Lessor; provided however that during the first three (3) Lease Years averaging shall take place over the prior Lease Year(s).

     7.3 LESSOR TO GRANT EASEMENTS ETC. Lessor shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense, but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased
Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants, conditions and restrictions affecting the Leased Property;
and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers to the extent of its interest in the Leased Property, but only upon delivery to Lessor of an Officer's
Certificate stating that such grant release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased
Property.

     7.4 PRESERVATION OF GROSS REVENUES. Lessee acknowledges that a fair return to Lessor on its investment in the Leased Property is dependent, in part, on the concentration on the Leased Property during the Term of the congregate care and assisted living business of Lessee and its Affiliates in the geographical area of the Leased
Property. Lessee further acknowledges that diversion of residents and/or patients, as applicable, from the Facility to other facilities or institutions owned, operated or managed, whether directly or indirectly, by Lessee or its Affiliates will have a material adverse impact on the value and utility of the Leased Property.
Accordingly, Lessor and Lessee agree as follows:

     7.4.1 If, during the Term, either Lessee or any of its Affiliates, directly or indirectly, shall operate, own, manage or have any interest in or otherwise participate in or receive revenues from any other facility or institution providing services or similar goods to those provided in connection with the Facility and the Primary
Intended Use
(which Lessee did not operate, own, manage or have any interest in on the Commencement Date), within a ten (10) mile radius outward from the outside boundary of the Leased Property, thereafter
Percentage Rent shall be determined using the greater of the actual Gross Revenues in the applicable Lease Year or eighty-five percent (85 %
) of the average Gross Revenues for the
immediately preceding three (3) Lease Years;
provided however that during the first three (3)
Lease Years averaging shall take place over the prior Lease Year(s). All distances shall be measured on a straight line rather than on a driving distance basis. In the event that any portion of such other facility or institution is located within such restricted area the entire facility or institution shall be deemed located within such restricted area.

                   ARTICLE VIII

     8. COMPLIANCE WITH LEGAL AND INSURANCE
REQUIREMENTS, INSTRUMENTS, ETC. Subject to Article
XII regarding permitted contests, Lessee, at its expense, shall promptly (i) comply with all Legal
Requirements and Insurance Requirements regarding the use, operation, maintenance, .repair and restoration of the Leased Property, Lessee's
Personal Property and all Capital Additions whether or not compliance therewith may require structural changes in any of the Leased
Improvements or Capital Additions thereto or interfere with the use and enjoyment of the Leased
Property and (ii) procure, maintain and comply with all licenses, certificates of need, provider agreements (but only to the extent Lessee, in its prudent business judgment, elects to participate in the Medicare, Medicaid or other third party payor programs) and other authorizations required for the use of the Leased Property, Lessee's
Personal Property and all Capital Additions for the Primary Intended Use and any other use of the Leased Property, Lessee's Personal Property and all Capital Additions then being made, and for the proper erection, installation, operation and maintenance of the Leased Property, Lessee's
Personal Property and all Capital Additions. In an emergency or in the event of a breach by Lessee of its obligations hereunder which is not cured within any applicable cure period, Lessor may, but shall not be obligated to, enter upon the Leased
Property and all Capital Additions thereto and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased
Property and Capital Additions thereto, and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor in connection with such actions. Lessee covenants and agrees that the Leased Property, Lessee's Personal Property and all Capital Additions shall not be used for any unlawful purpose.

                    ARTICLE IX.

     9.1 MAINTENANCE AND REPAIR

     9.1.1 Lessee, at its expense, shall maintain the Leased Property, and every portion thereof, Lessee's Personal Property and all Capital
Additions, and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and which are under Lessee's control in good order and repair whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, Lessee s Personal Property or the Capital
Additions, and, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, including, without limitation, all repairs described in Section 9.1.6 within the time periods specified in Section
9.1.6, and those necessary to comply with changes in any Legal Requirements, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to. the Commencement Date. All repairs shall be at least equivalent in quality to the original work.
Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased
Property or any part thereof or any Capital
Addition thereto for its Primary Intended Use.

     9.1.2     Lessor shall not under any
circumstances be required to (i) build or rebuild any improvements on the Leased Property; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by applicable law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

     9.1.3 Nothing contained in this Lease and no action or inaction by Lessor shall be construed as
(i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof or any Capital Addition thereto; or
(ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof or any Capital Addition thereto.

     9.1.4     Unless Lessor shall convey any of
the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee shall, upon the expiration or earlier termination of the Term, vacate and surrender the Leased Property, Lessor's
Personal Property, the portion of Lessee's
Personal Property for which Lessor exercises its option pursuant to Section 35.4, and all Capital
Additions to Lessor in the condition in which the Leased Property and Lessor's Personal Property were originally received from Lessor and Lessee's
Personal Property and Capital Additions were originally introduced to the

Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear.

     9.1.5     Without limiting Lessee's
obligations to maintain the Leased Property under this Lease, within thirty (30) days of the end of each Lease Year, Lessee shall provide Lessor with evidence satisfactory to Lessor in the reasonable exercise of Lessor's discretion that Lessee has in such Lease Year spent at least $150 per living unit as such amount is adjusted annually at the end of each Lease Year for increases in the Cost of Living Index for repair and maintenance of the Facility excluding normal janitorial and cleaning.
If Lessee fails to make at least the above amount of expenditures, Lessee shall promptly on demand from Lessor (but in no event more than five days) pay to Lessor the applicable shortfall in expenditures. Such funds shall be the sole property of Lessor and Lessor may in its sole discretion provide such funds to Lessee to correct the shortfall in expenditures or may simply retain such funds as supplemental rent hereunder.

     9.1.6 Within the times set forth below,
Lessee shall do the following and shall provide to Lessor evidence (including copies of invoices or other receipts with respect to the work performed) reasonably satisfactory to Lessor that the same have been done which evidence shall specifically identify that it is provided in order to satisfy the requirements of this Section 9.1 of the Lease.
On or before July 31, 1997, Lessee shall complete or cause to be completed the recommended work items numbered 1, 5, 6, 8, 9, 10 and 11 described under the caption "Recommended Work Items" in the Engineering Report with respect to the Leased
Property, dated February 18, 1997, prepared by
Building Analytics.

     9.2 ENCROACHMENTS RESTRICTIONS MINERAL LEASES
ETC. If any of the Leased Improvements or Capital
Additions shall, at any time, encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, or any part thereof or any Capital Addition thereto, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital
Addition thereto is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Lessor or any Person affected by any such encroachment, violation or impairment, Lessee, at its sole cost and expense, but subject to its right to contest the existence of any such encroachment, violation or impairment, shall protect, indemnify, save harmless and defend
Lessor from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys', consultants' and experts' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment. In the event of an adverse final determination with respect to any such encroachment, violation or impairment, Lessee shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee; or
(ii) make such changes in the Leased Improvements and any Capital Addition thereto, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased
Improvements or any Capital Addition thereto, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements and any Capital Addition thereto for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements and Capital Additions were operated prior to the assertion of such encroachment, violation or impairment. Lessee's obligations under this
Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Lessor for any damages incurred by any such encroachment, violation or impairment, Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance and Lessor, upon request by Lessee, shall assign
Lessor's rights under such policies to Lessee provided such assignment does not adversely affect
Lessor's rights under any such policy and provided further that Lessee shall indemnify, defend, protect and save Lessor harmless from and against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such assignment.

                    ARTICLE X.

     10. CONSTRUCTION OF CAPITAL ADDITIONS TO THE
LEASED PROPERTY.

     10.1 REQUESTS. No Capital Addition shall be made which would tie in or connect any Leased
Improvements with any improvements on property adjacent to the Land without Lessor's approval which may be withheld in Lessor's sole and absolute discretion. Except as provided above, Lessee shall, without the consent of Lessor, have the right to make a Capital Addition if the Capital Addition Cost for such Capital Addition project does not exceed $100,000. All other
Capital Additions (including the Capital
Renovation Project as provided in Section 10.3 below) shall be subject to Lessor's review and approval which approval shall not be unreasonably withheld. For any Capital Addition which does not require the approval of Lessor, Lessee shall, prior to commencing construction of such Capital
Addition, provide to Lessor a written description of such Capital Addition and on an ongoing basis supply Lessor with related documentation and information as Lessor may reasonably request. If
Lessee desires to make a Capital Addition for which Lessor's approval is required, Lessee shall submit to Lessor in reasonable detail a general description of the proposal, the projected cost of construction and such plans and specifications, permits, licenses, contracts and other information concerning the proposal as Lessor may reasonably request. Such description shall indicate the use or uses to which such Capital Addition will be put and the impact, if any, on current and forecasted gross revenues and operating income attributable thereto. It shall be reasonable for Lessor to condition its approval of any Capital Addition upon any or all of the following terms and conditions:

     (a)  Such construction shall be effected
pursuant to detailed plans and specifications approved by Lessor;

     (b)  Such construction shall be conducted
under the
supervision of a licensed architect or engineer selected by Lessee and approved by Lessor;

     (c)  Lessee shall have procured or caused to
be procured a performance and payment bond for the full value of such construction, which such bond shall name Lessor as an additional obligee and otherwise be in form and substance and issued by a Person reasonably satisfactory to Lessor; and

     (d)  Such construction shall not be
undertaken unless Lessee demonstrates to the reasonable satisfaction of Lessor the financial ability to complete the construction without adversely affecting its cash flow position or financial viability.

     10.2 CONSTRUCTION REQUIREMENTS FOR ALL
CAPITAL ADDITIONS. Whether or not Lessor's review and approval is required, for all Capital
Additions:

     (a) Such construction shall not be commenced until Lessee shall have procured and paid for all municipal and other governmental permits and authorizations required therefor, and Lessor shall join in the application for such permits or authorizations whenever such action is necessary;
provided, however, that (i) any such joinder shall be at no cost or expense to Lessor; and (ii) any plans required to be filed in connection with any such application which require the approval of Lessor as hereinabove provided shall have been so approved by Lessor;

     (b)  Such construction shall not, and
Lessee's licensed architect or engineer shall certify to Lessor that such construction shall not, impair the structural strength of any component of the Facility or overburden the electrical, water, plumbin5, HVAC or other building systems of any such component;

     (c)  Lessee's licensed architect or engineer
shall certify to Lessor that the detailed plans and specifications conform to and comply with all applicable building, subdivision and zoning codes, laws ordinances and regulations imposed by all governmental authorities having jurisdiction over the Leased Property;

     (d)   Such construction shall, when
completed, be of such a character as not to decrease the value of the Leased Property as it was immediately before such Capital Addition;

     (e)  During and following completion of such
construction, the parking which is located in the Facility or on the Land shall remain adequate for the operation of the Facility for its Primary
Intended Use and in no event shall such parking be less than that which was or is required by law or which was located in the Facility or on the Land prior to such construction; provided, however, with Lessor's prior consent and at no additional expense to Lessor, (i) to the extent additional parking is not already a part of a Capital
Addition, Lessee may construct additional parking on the Land; or (ii) Lessee may acquire off-site parking to serve the Facility as long as such parking shall be dedicated to, or otherwise made available to serve the Facility;

     (f)  All work done in connection with such
construction shall be done promptly and in a good and workmanlike manner using first-class materials and in conformity with all Legal Requirements; and

     (g)  Promptly following the completion of
such construction, Lessee shall deliver to Lessor
"as built" drawings of such addition, certified as accurate by the licensed architect or engineer selected by Lessee to supervise such work, and copies of any new or revised Certificates of Occupancy.

     10.3 FUNDING BY LESSOR.

     10.3.1 Lessee may request that Lessor fund a Capital Addition, in which case Lessee shall provide to Lessor any information about such Capital Addition which Lessor may reasonably request. Lessor may, but shall be under no obligation to, provide the funds necessary to meet the request. Within thirty (30) days of receipt of a request to fund a proposed Capital Addition, Lessor shall notify Lessee as to whether it will fund the proposed Capital Addition and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to this Lease. Lessee shall have ten (10) days to accept or reject Lessor's funding proposal. In no event shall the portion of the projected Capital
Addition Cost comprised of land, if any, materials, labor charges and fixtures be less than ninety percent (90%) of the total amount of the projected cost of such Capital Addition.
Notwithstanding the foregoing and provided that no Event of Default exists and no event or condition exists which with notice and/or passage of time would constitute an Event of Default, Lessor shall fund (or accrue, as applicable) an amount not to exceed $250;000 for the Capital Renovation
Project; provided, however, that groundbreaking for such Capital Renovation Project commences within one year of the Commencement Date and provided further that Lessor shall not be required to fund any advances requested after the expiration of two years following the Commencement
Date. As used herein, the term "Capital Renovation
Project" shall mean, subject to review and approval (not to be unreasonably withheld) by Lessor of a detailed budget therefor, the renovation project described on Exhibit E attached hereto and may include such other improvements to the Facility as Lessee may hereafter propose subject to Lessor's approval as provided in
Section 10.1 above. The modification to the Minimum Rent attributable to any funds advanced or accrued by Lessor on account of the Capital
Renovation Project shall be as set forth in
Article III.

     10.3.2 If Lessor agrees to fund a proposed
Capital Addition and Lessee accepts the terms thereof, and with respect to the Capital
Renovation Project, Lessor shall periodically at the request of Lessee, but no more frequently than once per month, disburse such funds upon the provision by Lessee of the following prior to any such advance of funds:

     (a) any information, certificates, licenses, permits or documents requested by Lessor which are necessary and obtainable. to confirm that Lessee will be able to use the Capital Addition upon completion thereof in accordance with the Primary
Intended Use, including all required federal, state or local government licenses and approvals;

     (b)  an Officer's Certificate and, if
requested, a certificate from Lessee's architect, setting forth in reasonable detail the projected or actual Capital Addition Costs;

     (c)  an amendment to this Lease, in a form
prepared by Lessor and reasonably agreed to by Lessee, providing for an increase in the Rent in amounts as agreed upon by the parties hereto (in the case of the Capital Renovation Project, as set forth in Article III) and other provisions as may be necessary or appropriate;

     (d)  a deed conveying title to Lessor to any
land acquired for the purpose of constructing the Capital Addition free and clear of any liens or encumbrances except those approved by Lessor, and accompanied by an ALTA survey thereof satisfactory to Lessor;

     (e)  for each advance, endorsements to any
outstanding policy of title insurance covering the Leased Property or commitments therefor satisfactory in form and substance to Lessor (i) updating the same without any additional exception except as may be approved by Lessor and (ii) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition, except to the extent covered by the owner's policy of title insurance referred to in subparagraph
(f), below;

     (f)  if appropriate, an owner's policy of
title insurance insuring fee simple title to any land conveyed to Lessor free and clear of all liens and encumbrances except those that do not materially affect the value of such land and do not interfere with the use of the Leased Property or are approved by Lessor;

     (g)  other than with respect to the Capital
Renovation Project, if requested by Lessor, a M.A.I. appraisal of the Leased Property indicating that the Fair Market Value of the Leased Property upon completion of the Capital Addition will exceed the Fair Market Value of the Leased
Property immediately prior thereto by an amount not less than ninety-five percent (95 %) of the cost of the Capital Addition; and

     (h) such other billing statements, invoices, certificates, endorsements, opinions, site assessments, surveys, resolutions, ratification's, lien releases and waivers and other instruments and information reasonably required by Lessor.

     10.4. CAPITAL ADDITIONS FINANCED BY LESSEE.
If Lessee provides or arranges such financing, this Lease shall be and hereby is amended to provide as follows:

     (a)  Upon completion of any Capital Addition,
Gross Revenues attributable to any Capital
Additions financed by Lessee shall be excluded from Gross Revenues of the Leased Property for purposes of calculating Percentage Rent. The Gross
Revenues attributable to such Capital Addition and all other Capital Additions, if any, financed by Lessee, shall be deemed to be an amount which bears the same proportion to the total Gross
Revenues from the entire Leased Property
(including all Capital Additions) as the Fair
Market Added Value of all said Capital Additions financed by Lessee bears to the Fair Market Value of the entire Leased Property (including all Capital Additions) immediately after completion of said Capital Addition. The above referenced proportion of the Fair Market Added Value of Capital Additions paid for by Lessee to the Fair
Market Value of the entire Leased Property expressed as a percentage is referred to herein as the "Added Value Percentage. " The Added Value
Percentage determined as provided above for Capital Additions financed by Lessee shall remain in effect until any subsequent Capital Addition financed by Lessee or Lessor is completed.

     (b)  There shall be no adjustment in the
Minimum Rent or CPI Rent by reason of any such Capital Addition.

     (c)  Upon the expiration or earlier
termination of this Lease, except by reason of the default by Lessee hereunder, Lessor shall compensate Lessee for all Capital Additions financed by Lessee:

     (i) By purchasing such Capital Additions from
Lessee for cash in the amount of the then Fair
Market Added Value of such Capital Additions ; or
(ii) By such other arrangement regarding such compensation as shall be mutually and reasonably acceptable to Lessor and Lessee.

                    ARTICLE XI.

     11. LIENS. Subject to the provisions of
Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any Capital Addition thereto or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii) the matters that existed as of the Commencement Date;
(iii) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3; (iv) liens for Impositions which Lessee is not required to pay hereunder; (v) subleases permitted by Article XXIV; (vi) liens for Impositions not yet delinquent; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or GAAP shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII;
(viii) any liens which are the responsibility of Lessor pursuant to the provisions of Article
XXXVI; and (ix) liens related to equipment leases for equipment which is used or useful in Lessee's business on the Leased Property, provided that the payment of any sums due under such equipment leases shall either (1) be paid as and when due in accordance with the terms thereof, or (2) be in the process of being contested as permitted by
Article XII.

                   ARTICLE XII.

     12. PERMITTED CONTESTS. Lessee, upon prior written notice to Lessor, on its own or in Lessor's name, at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition,
Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim;
provided, however, that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased
Property or any Capital Addition thereto; (ii) neither the Leased Property or any Capital
Addition thereto, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Lessor nor Lessee would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) if any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars
($50,000), Lessee shall deliver to Lessor and its counsel an opinion of legal counsel reasonably acceptable to Lessor to the effect set forth in clauses (i), (ii) and (iii) above, to the extent applicable; (v) in the case of a Legal
Requirement, Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be required by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any Capital
Addition thereto or the Rent by reason of such non-payment or noncompliance; (vi) in the case of an Insurance Requirement, the coverage required by
Article XIII shall be maintained; and (vii) if such contest be finally resolved against Lessor or Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable
Legal Requirement or Insurance Requirement.
Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. The provisions of this Article
X7I shall not be construed to permit Lessee to contest the payment of Rent or any other amount
(other than Impositions or Additional Charges which Lessee may from time to time be required to impound with Lessor) payable by Lessee to Lessor hereunder. Lessee shall indemnify, defend, protect and save Lessor harmless from and against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

                   ARTICLE X7II.

     13.1 GENERAL INSURANCE REQUIREMENTS. During the Term, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Capital Additions, the Fixtures and the Personal Property, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located.
All liability type policies must name Lessor as an "additional insured." All property policies shall name Lessor as "loss payee. " All business interruption policies shall name Lessor as "loss payee" with respect to Rent only. Losses shall be payable to Lessor and/or Lessee as provided in
Article XIV. In addition, the policies, as appropriate, shall name as an "additional insured" or "loss payee" the holder of any mortgage, deed of trust or other security agreement ("Facility
Mortgagee") securing any indebtedness or any other
Encumbrance placed on the Leased Property in accordance with the provisions of Article XXXVI
("Facility Mortgage") by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each Facility Mortgagee unless the amount of the loss is less than $10,000 in which event no consent shall be required. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage requires deposits of insurance to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to each Facility
Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies shall insure against the following risks:

     13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as special form perils, earthquake
(including earth movement) and windstorm in an amount not less than the insurable value on a replacement cost basis (as defined below in Section 13.2) and including a building ordinance coverage endorsement;

     13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by, Lessor from time to time;

     13.1.3 Flood (when the Leased Property is located in whole or in part within a designated
100-year flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

     13.1.4 Loss of rental value in an amount not less than twelve (12) months' Rent payable hereunder or business interruption in an amount not less than twelve (12) months of income and normal operating expenses including payroll and Rent payable hereunder with an endorsement extending the period of indemnity by at least ninety (90) days (Building Ordinance - Increased
Period of Restoration Endorsement) necessitated by the occurrence of any of the hazards described in Sections 13.1.1, 13.1.2 or 13.1.3 ;

     13.1. 5 Claims for personal injury or
property damage under a policy of comprehensive general public liability insurance with amounts not less than One Million and No/100 Dollars
($1,000,000.00) combined single limit and Three
Million No/100 Dollars ($3,000,000.00) in the annual aggregate; and

     13.1.6 Medical professional liability with amounts not less than One Million Dollars
($1,000,000) combined single limit and Three
Million Dollars ($3,000,000) in the annual aggregate.

     13.2 REPLACEMENT COST. The term "replacement cost" shall mean the actual replacement cost of the insured property from time to time with new materials and workmanship of like kind and quality. If either party believes that the replacement cost has increased or decreased at any time during the Term, it shall have the right to have such replacement cost redetermined by an impartial national insurance company reasonably acceptable to both parties (the "impartial appraiser"). The party desiring to have the replacement cost so redetermined shall forthwith, on receipt of such determination by the impartial appraiser, give written notice thereof to the other party hereto. The determination of the impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase or decrease the amount of the insurance carried pursuant to this Article to the amount so determined by the impartial appraiser. Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser. If Lessee has made improvements to the Leased Property, Lessor may at Lessee's expense have the replacement cost redetermined at any time after such improvements are made, regardless of when the replacement cost was last determined.

     13.3 ADDITIONAL INSURANCE. In addition to the insurance described above, Lessee shall maintain such additional insurance upon notice from Lessor as may be reasonably required from time to time by any Facility Mortgagee and shall further at all times maintain adequate workers' compensation coverage and any other coverage required by Legal
Requirements for all Persons employed by Lessee on the Leased Property and any Capital Addition thereto in accordance with Legal Requirements.

     13.4 WAIVER OF SUBROGATION. All insurance policies carried by either party covering the Leased Property and any Capital Addition thereto and Lessee's Personal Property including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so. Each party waives any claims it has against the other party to the extent such claim is covered by insurance.

     13. 5 POLICY REQUIREMENTS. All of the
policies of insurance referred to in this Article shall be written in form satisfactory to Lessor and by insurance companies with a policyholder rating of "A" and a financial rating of "X" in the most recent version of Best's Key Rating Guide.
Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and with respect to any renewal policy, at least ten (10) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor, at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue
Rate, shall be repayable to Lessor upon demand therefor. Each insurer shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor ten (10) days' written notice before the policy or policies in question shall be altered, allowed to expire or cancelled.
Each property policy shall have a deductible or deductibles, if any, which are no greater than $5,000, unless such requirement is specifically waived by Lessor. Each earthquake policy shall have a deductible of ten percent of real property, personal property and rental value limit at the subject location, unless such requirement is specifically waived by Lessor.

     13.6 INCREASE IN LIMITS. If either party shall at any time believe the limits of the insurance required hereunder to be either excessive or insufficient, the parties shall endeavor to agree in writing on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section.
If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party reasonably selected by the parties. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any Facility Mortgagee.

     13.7 BLANKET POLICIES AND POLICIES COVERING
MULTIPLE LOCATIONS. Notwithstanding anything to the contrary contained in this Article, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this
Article XIII are otherwise satisfied. For any liability policies covering facilities in addition to the Leased Property, Lessor may require excess limits as Lessor reasonably determines.

     13.8 NO SEPARATE INSURANCE. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any third party, (i) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Lessee or (ii) increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                   ARTICLE XIV.

     14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss or damage to the Leased
Property, or any portion thereof, under any policy of insurance required to be carried hereunder shall be paid to Lessor and made available by Lessor to Lessee from time to time for the reasonable costs of reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof;
provided, however, that if the total amount of proceeds payable is $10,000 or less, the proceeds shall be paid to Lessee and used for the repair of any damage to the Leased Property. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property to substantially the same condition as existed immediately before the damage or destruction and with materials and workmanship of like kind and quality and to Lessor's reasonable satisfaction shall be remitted by Lessor to Lessee free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this
Article XIV. In the event neither Lessor nor Lessee is required or elects to repair and restore the Leased Property, all such insurance proceeds shall be retained by Lessor free and clear except as otherwise specifically provided below in this
Article XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor.

     14.2 INSURED CASUALTY.

     14.2.1 If the Leased Property is damaged or destroyed from a risk covered by insurance carried by Lessee such that the Facility thereby is rendered Unsuitable for its Primary Intended Use,
Lessee shall either (i) restore the Leased
Property to substantially the same condition as existed immediately before such damage or destruction, or (ii) offer to acquire the Leased
Property from Lessor for a purchase price equal to the greater of (y) the Minimum Repurchase Price or
(z) the Fair Market Value immediately prior to such damage or destruction. If Lessor does not accept Lessee's offer to so purchase the Leased
Property, Lessee may either withdraw such offer and proceed to restore the Leased Property to substantially the same condition as existed immediately before such damage or destruction or terminate the Lease in which event Lessor shall be entitled to retain the insurance proceeds.

     14.2.2 If the Leased Property is damaged from a risk covered by insurance carried by Lessee, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition as existed immediately before such damage. Such damage shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore and operate the Facility for its Primary Intended Use, Lessee may offer to purchase the Leased Property for a purchase price equal to the greater of the Minimum Repurchase Price or the Fair Market Value immediately prior to such damage. If Lessee shall make such offer and Lessor does not accept the same, Lessee may either withdraw such offer and proceed to restore the Leased Property to substantially the same condition as existed immediately before such damage or destruction, or terminate the Lease, in which event Lessor shall be entitled to retain the insurance proceeds.

     14.2.3 If the cost of the repair or
restoration exceeds the amount of proceeds received by Lessor from the insurance required to be carried hereunder, Lessee shall contribute any excess amounts needed to restore the Facility.
Such difference shall be paid by Lessee to Lessor together with any other insurance proceeds, for application to the cost of repair and restoration.

     14.2.4 If Lessor accepts Lessee's offer to purchase the Leased Property, this Lease shall terminate as to the Leased Property upon payment of the purchase price and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property, including insurance proceeds pertaining to Capital Additions and Lessee's
Personal Property, then held by Lessor.

     14.3 UNINSURED CASUALTY. If the Leased
Property is damaged or destroyed from a risk not covered by insurance carried by Lessee, whether or not such damage or destruction renders the Leased
Property Unsuitable for its Primary Intended Use,
Lessee at its expense shall restore the Leased
Property to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore and operate the Facility for its Primary Intended Use, Lessee shall purchase the Leased Property for a purchase price equal to the greater of the Minimum
Repurchase Price or the Fair Market Value immediately prior to such damage.

     14.4 NO ABATEMENT OF RENT. This Lease shall remain in full force and effect and Lessee's obligation to pay the Rent and all other charges required by this Lease shall remain unabated during the period required for adjusting insurance, satisfying Legal Requirements, repair and restoration.

     14.5 WAIVER. Lessee waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property.

     14.6 DAMAGE NEAR END OF TERM. If the damage or destruction contemplated hereunder occurs during the last year of the Fixed Term or any Extended Term, as applicable, and Lessee terminates any options it might then have to purchase the Leased Property or extend the Term of this Lease, Lessee may, in lieu of repairing and restoring the Leased Property as contemplated hereunder, terminate this Lease effective as of the date of payment to Lessor of the greater of
(a) the insurance proceeds attributable to such damage or destruction and (b) the cost to repair such damage or destruction as reasonably estimated by Lessor.

                    ARTICLE XV.

     15. CONDEMNATION

     15.1 TOTAL TAKING. If the Leased Property is totally and permanently taken by Condemnation, this Lease shall terminate as of the day before the Date of Taking.

     15.2 PARTIAL TAKING. If a portion of the Leased Property is taken by Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered
Unsuitable for Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate as of the day before the Date of Taking.

     15.3 RESTORATION. If there is a partial
taking of the Leased Property and this Lease remains in full force and effect pursuant to
Section 15.2, Lessor shall make available to Lessee the portion of the Award necessary and specifically identified for restoration of the Leased Property and Lessee shall accomplish all necessary restoration whether or not the amount provided by the condemnor for restoration is sufficient.

     15.4 AWARD-DISTRIBUTION. The entire Award shall belong to and be paid to Lessor, except that, subject to the rights of the Facility
Mortgagees, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, lost profits value and moving expenses, provided, that in any event Lessor shall receive from the Award, subject to the rights of the Facility Mortgagees, no less than the greater of the Fair Market Value prior to the institution of the Condemnation or the Minimum
Repurchase Price.

     15.5 TEMPORARY TAKING. The taking of the
Leased Property, or any part thereof, shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than 180 consecutive days.
During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Lessee.
                   ARTICLE XVI.

     16.1 EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" :

     (a)  a default shall occur under any other
lease or agreement, including the Assignment
Agreement, between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee, or any letter of credit, guaranty, mortgage, deed of trust, or other instrument executed by Lessee or an Affiliate of Lessee in favor of Lessor or an Affiliate of Lessor, in every case, whether now or hereafter existing, where the default is not cured within any applicable grace period set forth therein;

     (b) Lessee shall fail to pay any installment of Rent when the same becomes due and payable and such failure is not cured by Lessee within a period of five (5) days after notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

     (c)  Lessee shall fail to obtain a letter of
credit as required by Article XXI;

     (d)  Provided that no other cure period is
specified under the terms of this Lease, if Lessee shall fail to observe or perform any term, covenant or condition of this Lease other than those contained within this Section 16.1 and such failure is not cured by Lessee within thirty (30) days after notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

     (e)  Lessee or any Guarantor shall:

     (i) admit in writing its inability to pay its debts generally as they become due,

     (ii) file a petition in bankruptcy or a
petition to take advantage of any insolvency act,

     (iii) make an assignment for the benefit of its creditors ,

     (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its Property, or

     (v) file a petition or answer seeking
reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

     (f)  Lessee or any Guarantor shall be
adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

     (g)  Lessee or any Guarantor shall be
liquidated or dissolved, or shall begin
proceedings toward such liquidation or
dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets;

     (h)  the estate or interest of Lessee in the
Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of notice thereof from Lessor.
,provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

     (i)  except as a result of damage,
destruction or Condemnation ,
Lessee voluntarily ceases operations on the Leased
Property for a period in excess of thirty (30) days;

     (j) any of the representations or warranties made by Lessee or Guarantor in the Assignment
Agreement, the Guaranty or otherwise proves to be untrue when made in any material respect which materially and adversely affects Lessor;

     (k)  the Facility's applicable license or
third-party provider reimbursement agreements material to the Facility's operation for its Primary Intended Use are at any time terminated or revoked or suspended for more than twenty (20) days;

     (l)  any local, state or federal agency
having jurisdiction over the operation of the Facility removes ten percent (10%) or more of the patients or residents located in the Facility;

     (m) Lessee voluntarily transfers, within any 12 month period, ten (10) or more residents located in the Facility to any other facility in which Lessee or any Affiliate of Lessee has any ownership or other financial interest, including, without limitation, fees earned under any management agreement, provided that Lessee's transfer of any patient to a different type of care facility as a result of such patient's special needs that cannot be met at the Facility shall not be deemed a voluntary transfer;

     (n)  Lessee fails to give notice to Lessor
not later than ten (10) days after Lessee's receipt thereof of any Class A or equivalent fine notice from any governmental authority or officer acting on behalf thereof relating to the Facility;

     (o)  Lessee fails to notify Lessor within
twenty-four (24) hours after receipt of any notice from any governmental agency terminating or suspending or threatening termination or suspension, of any material license or certification relating to the Facility;

     (p)  Lessee fails to give notice to Lessor
not later than ten (10) days after any notice, claim or demand from any governmental authority or any officer acting on behalf thereof, of any violation of any law, order, ordinance, rule or regulation with respect to the operation of the Facility;

     (q)  Lessee fails to cure or abate any Class
A or equivalent violation occurring during the Term that is claimed by any governmental authority, or any officer acting on behalf thereof, of any law, order, ordinance, rule or regulation pertaining to the operation of the Facility, and within the time permitted by such authority for such cure or abatement;

     (r)  any proceedings are instituted against
Lessee by any governmental authority which are reasonably likely to result in (i) the revocation of any license granted to Lessee for the operation of the Facility, (ii) if applicable, the decertification of the Facility from participation in the Medicare or Medicaid reimbursement program, or (iii) the issuance of a stop placement order with respect to the Facility, unless such proceedings are actively resisted by Lessee and dismissed within 60 days from their institution;

     (s)  any default and acceleration of any
recourse funded indebtedness of Lessee or any recourse funded indebtedness of any Affiliate of Lessee has occurred, and such funded indebtedness has an unpaid principal balance of $1,000,000 or more or such default and acceleration could reasonably be expected to have a material adverse impact on the financial condition or operations of Lessee or any guarantor the obligations of Lessee or an Affiliate of Lessee to Lessor or an Affiliate of Lessor, including Guarantor; and

     (t)  any default which is not cured within
any applicable cure period shall occur under any guaranty of Lessee's or an Affiliate of Lessee's obligations to Lessor or an Affiliate of Lessor, including the Guaranty, in every case, whether such guaranty is now or hereafter existing.

     16.2 CERTAIN REMEDIES. If an Event of Default shall have occurred, Lessor may terminate this Lease by giving Lessee notice of such termination and the Term shall terminate and all rights of Lessee under this Lease shall cease. Lessor shall have all rights at law and in equity available to Lessor under applicable law as a result of any Event of Default. Lessee shall pay as Additional
Charges all costs and expenses incurred by or on behalf of Lessor, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated pursuant to this
Section 16.2, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor possession of the Leased Property and any Capital Additions thereto and quit the same and Lessor may enter upon and repossess the Leased Property and any Capital
Addition thereto by reasonable force, summary proceedings, ejectment or otherwise, and, to the extent permitted by applicable law, may remove
Lessee and all other Persons (other than the residents of the Facility) and any of Lessee's
Personal Property from the Leased Property and any Capital Addition thereto.

     16.3 DAMAGES. (i) The termination of this
Lease; (ii) the repossession of the Leased
Property and any Capital Addition thereto; (iii) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property;
(iv) the reletting of all or any portion of the Leased Property; or (v) the inability of Lessor to collect or receive any rentals due upon any such reletting, shall not relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any such termination occurs, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased
Property to and including the date of such termination. Thereafter:
Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's Default, either:

     (A) the sum of:

     (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination to the extent not previously paid by Lessee under this Section 16.3,

     (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided,

     (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, plus

     (iv) any other amount necessary to compensate
Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in clauses (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the Overdue Rate. As used in clause (iii) above, the
"worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of determining the worth at the time of the award, Additional Rent that would have been payable for the remainder of the Term shall be deemed to be the greater of (y) the same as the Additional Rent for the then current Lease Year or, if not determinable, the immediately preceding Lease
Year; and (z) such other amount as Lessor shall demonstrate could reasonably have been earned.

or (B)

without termination of Lessee's right to possession of the Leased Property, each installment of said Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, together with interest at the Overdue Rate from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.

     16.4 RECEIVER. Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Lessor hereunder, Lessor shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Lessor of the Leased
Property and any Capital Addition thereto and of the revenues, earnings, income; products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

     16.5 LESSEE'S OBLIGATION TO PURCHASE. If an
Event of Default shall have occurred, Lessor may require Lessee to purchase the Leased Property on the first Minimum Rent Payment Date occurring not less than thirty (30) days after the date specified in a notice from Lessor requiring such purchase for an amount equal to the greater of (i) the Fair Market Value, or (ii) the Minimum
Repurchase Price, plus, in either event, all Rent then due and payable (excluding the installment of Minimum Rent due on the purchase date). If Lessor exercises such right, Lessor shall convey the Leased Property to Lessee on the date fixed therefor in accordance with the provisions of
Article XVIII upon receipt of the purchase price therefor and this Lease shall thereupon terminate.
Any purchase by Lessee of the Leased Property pursuant to this Section shall be in lieu of the damages specified in Section 16. 3.

     16.6 WAIVER. If Lessor initiates judicial proceedings or if this Lease is terminated by Lessor pursuant to this Article, Lessee waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and
(ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

     16.7 APPLICATION OF FUNDS. Any payments
received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default which are made to Lessor rather than Lessee due to the existence of an Event of Default shall be applied to Lessee's obligations in the order which Lessor may reasonably determine or as may be prescribed by the laws of the State.

     16. 8 RESERVED.

     16.9 RESERVED.

     16.10 LANDLORD'S SECURITY INTEREST. The
parties intend that if an Event of Default occurs under this Lease, Lessor will control Lessee's
Personal Property and the Intangible Property so that Lessor or its designee or nominee can operate or re-let the Leased Property intact for its Primary Intended Use. Accordingly, to implement such intention, and for the purpose of securing the payment and performance obligations of Lessee hereunder, Lessor and Lessee agree as follows:

     16.10.1 Lessee, as debtor, hereby grants to Lessor, as secured party, a security interest and an express contractual lien upon all of Lessee's right, title and interest in and to Lessee's
Personal Property and in and to the Intangible
Property and any and all-products, proceeds, rents and profits thereof in which Lessee now owns or hereafter acquires an interest or right, including any leased Lessee's Personal Property. This Lease constitutes a security agreement covering all such Lessee's Personal Property and the Intangible
Property. The security interest granted to Lessor with respect to Lessee's Personal Property in this
Section 16.10 is intended by Lessor and Lessee to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Lessee's Personal Property so long as Lessee uses its best efforts to secure an agreement in Lessor's favor that the lessor or financier of such Lessee's Personal Property agrees to give Lessor written notice of any default by Lessee under the terms of such lease or financing arrangement, to give Lessor a reasonable time following such notice to cure any such default and consents to Lessor's written assumption of such lease or financing arrangement upon Lessor's curing of any such defaults. This security agreement and the security interest created herein shall survive the termination, but not the expiration, of this Lease until such time as Lessor has been fully compensated for all damages resulting from such termination.

     16.10.2 If required by Lessor at any time during the Term, Lessee shall execute and deliver to Lessor, in form reasonably satisfactory to Lessor, additional security agreements, financing statements, fixture filings and such other documents as Lessor may reasonably require to perfect or continue the perfection of Lessor's security interest in Lessee's Personal Property and the Intangible Property and any and all products and proceeds thereof now owned or hereinafter acquired by Lessee. In the event
Lessee fails to execute any financing statement or other documents for the perfection or continuation of Lessor's security interest, Lessee hereby appoints Lessor as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.
16.10.3 Upon the occurrence of an Event of Default, Lessor shall be entitled to exercise any and all rights or remedies available to a secured party under the Uniform Commercial Code, or available to a lessor under the laws of the State, with respect to Lessee's Personal Property and the Intangible Property, including the right to sell the same at public or private sale.

                   ARTICLE XVII.

     17. LESSOR'S RIGHT TO CURE LESSEE'S DEFAULT.
If Lessee shall fail to make any payment or to perform any act required to be made or performed hereunder, Lessor, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property and any Capital Addition thereto for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor.
No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses, including reasonable attorneys' fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.

                  ARTICLE XVIII.

     18. PURCHASE OF THE LEASED PROPERTY. If
Lessee purchases the Leased Property from Lessor,
Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate deed or other conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee free and clear of all encumbrances other than (i) those that Lessee has agreed hereunder to pay or discharge; (ii) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to; (iii) those liens and encumbrances which were in effect on the date of conveyance of the Leased Property to Lessor;
and (iv) any other encumbrances permitted hereunder to be imposed on the Leased Property which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee; provided, however, that in no event shall Lessee be obligated to assume or take subject to any encumbrance with a principal balance in excess of the applicable purchase or option price, and provided further that where the purchase price is equal to the Minimum Repurchase Price and if any such encumbrance may not be removed without penalty, the applicable purchase price shall be increased or decreased by an amount equal to the positive or negative effect on Fair Market Value attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of such encumbrance.
The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid to Lessor or as Lessor may direct in immediately available funds.
All expenses of such conveyance, including the cost of title insurance, attorneys' fees incurred by Lessor in connection with such conveyance and release, transfer taxes and recording and escrow fees, shall be paid by Lessee.

                   ARTICLE XIX.

     19. RENEWAL TERMS. Provided that Lessee
exercises its right to renew the lease for each of the Properties in accordance with the respective terms of the renewal option relating to each such lease and provided that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, either at the date of exercise or upon the commencement of an Extended Term (as hereunder defined), then Lessee shall have the right to renew this Lease for three (3) five year renewal terms (each, an "Extended Term), upon giving written notice to Lessor of such renewal not less than twelve (12) months and not more than fifteen (15) months prior to the expiration of the then current Fixed Term or Extended Term, as applicable. During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect except that the annual
Minimum Rent and Additional Rent for and during such Extended Term shall be the greater of (a) the then current annual Fair Market Rental for the Leased Property and (b)

One Hundred and Three Percent (103%) of the annual
Minimum Rent and Additional Rent payable for the last Lease Year of the immediately preceding Fixed
Term or Extended Term, as applicable.
Notwithstanding anything to the contrary in this
Article XIX, Lessor, in its sole discretion, may waive the condition to Lessee's right to renew this Lease that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, have occurred or be continuing, and the same may not be used by Lessee as a means to negate the effectiveness of Lessee's exercise of its renewal right for such Extended Term.

                    ARTICLE XX.

     20. HOLDING OVER. Except as provided in
Article XIX, if Lessee shall for any reason remain in possession of the Leased Property after the expiration or earlier termination of the Fixed
Term, such possession shall be as a month-to-month tenant during which time Lessee shall pay as Minimum Rent each month twice the sum of (i) monthly Minimum Rent applicable to the prior Lease
Year, plus (ii) one-twelfth of the aggregate
Additional Rent payable applicable to the prior
Lease Year, together with all Additional Charges and all other sums payable by Lessee pursuant to this Lease. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                   ARTICLE XXI.

     21.1 LETTERS OF CREDIT. During the entire
Term and for sixty (60) days after the expiration or earlier termination of this Lease, Lessee shall have obtained letters of credit from a financial institution satisfactory to Lessor naming Lessor as beneficiary to secure Lessee's obligations hereunder and Lessee's and any Affiliate of Lessee's obligations under any other lease or other agreement or instrument with or in favor of Lessor or any Affiliate of Lessor, at the times, in the amounts and for the purposes set forth below. Each letter of credit shall be in substantially the form of Exhibit D hereto. Each letter of credit shall be for a term of not less than one (1) year and irrevocable during that term. Each letter of credit shall provide that it will be honored upon a signed statement by Lessor that Lessor is entitled to draw upon the letter of credit under this Lease, and shall require no signature or statement from any party other than Lessor. No notice to Lessee shall be required to enable Lessor to draw upon the letter of credit.
Each letter of credit shall also provide that following the honor of any drafts in an amount less than the aggregate amount of the letter of credit, the financial institution shall return the original letter of credit to Lessor and Lessor's rights as to the remaining amount of the letter of credit will not be extinguished. In the event of a transfer of Lessor's interest in the Leased
Property, Lessor shall have the right to transfer the letter of credit to the transferee and thereupon shall, without any further agreement between the parties, be released by Lessee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the letter of credit to a new
Lessor. The letter of credit may be assigned as security in connection with a Facility Mortgage.
If the financial institution from which Lessee has obtained a letter of credit shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of its creditors consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United
States of America or any state thereof, then
Lessee shall obtain a replacement letter of credit within thirty (30) days of such act from another financial institution satisfactory to Lessor.

     21.2 TIMES FOR OBTAINING LETTERS OF CREDIT.
The initial letter of credit shall be obtained and delivered to Lessor prior to the execution and delivery of this Lease. The letters of credit covering subsequent periods shall be obtained and delivered to Lessor not less than thirty (30) days prior to the expiration of the then existing letter of credit ("Letter of Credit Date"). The term for each such letter of credit shall begin no later than the expiration date of the previous letter of credit.

     21. 3 AMOUNTS FOR LETTERS OF CREDIT.

     21. 3.1 Letters of credit shall be in an amount equal to one-third of the sum of the annual
Minimum Rent plus Lessor's reasonable estimate of the Additional Rent to be payable by Lessee for the applicable Lease Year.

     21.3.2    Notwithstanding subsection 21.3.1
above, if for any eight (8) consecutive month period during the Term the average Cash Flow
Coverage for the Facility equals or exceeds 1.25 and during such time period Lessee maintains a Consolidated Net Worth in excess of Twenty Million
Dollars ($20,000,000), then Lessee shall be entitled to reduce the amount of the letter of credit for the then current and each subsequent
Lease Year by twenty-five percent (25%) of the amount required by subsection 21.3. I above, and if for any eight (8) consecutive month period during the Term the average Cash Flow Coverage for the Facility equals or exceeds 1.4 and during such time period Lessee maintains a Consolidated Net
Worth in excess of Twenty Million Dollars
($20,000,000), then Lessee shall no longer be required to supply a letter of credit pursuant to this Lease; provided, however, that if, following any such reduction in the amount or elimination of the applicable letter of credit, the average Cash
Flow Coverage for the Facility for any three (3) consecutive month period decreases below 1.4, then
Lessee shall again be required to provide a letter of credit for the then current and each subsequent
Lease Year in an amount equal to seventy-five percent (75% ) of the amount required by subsection 21. 3.1 above and Lessee shall promptly deliver to Lessor a letter of credit in the readjusted amount, and if the average Cash Flow
Coverage for the Facility for any three (3) consecutive month period decreases below 1.25 or if at any time Lessee's Consolidated Net Worth falls below Twenty Million Dollars ($20,000,000), then Lessee shall again be required to provide a letter of credit for the then current and each subsequent Lease Year in an amount equal to that required by subsection 21. 3.1 above and Lessee shall promptly deliver to Lessor a letter of credit in the readjusted amount; provided further that following any such increase, the letter of credit may be reduced, released and increased as provided above.

     21.4 USES OF LETTERS OF CREDIT. Lessor shall have the right to draw upon a letter of credit up to its full amount whenever an Event of Default has occurred or an event of default under any other lease or agreement between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee or any letter of credit, guaranty, mortgage, deed of trust, or other instrument executed by Lessee or an Affiliate of Lessee in favor of Lessor or an Affiliate of Lessor has occurred and any applicable cure periods have expired; provided further, if Lessee fails to obtain a satisfactory letter of credit prior to the applicable Letter of Credit Date, Lessor may draw upon the full amount of the then existing letter of credit without giving any notice or time to cure to Lessee. No such draw shall (i) cure or constitute a waiver of an Event of Default, (ii) be deemed to fix or determine the amounts to which Lessor is entitled to recover under this Lease or otherwise, or (iii) be deemed to limit or waive Lessor's right to pursue any remedies provided for in this Lease. If all or any portion of a letter of credit is drawn against by Lessor, Lessee shall, within two (2) business days after demand by Lessor, order the issuer of such letter of credit to issue Lessor, at Lessee's expense, a replacement or supplementary letter of credit in substantially the form attached hereto as Exhibit D such that at all times during the Term, Lessor shall have the ability to draw on one or more letters of credit totalling, in the aggregate, the amount required pursuant to Section 21.3 and Lessor, upon the receipt thereof, shall return any amounts drawn down because of Lessee's failure to timely procure a replacement or supplementary letter of credit and held pending receipt of such replacement or supplementary letter of credit. However, nothing shall preclude Lessee from bringing a separate action with respect to the matters governed by this Section 21.4 and Lessee is not waiving other rights and remedies not expressly waived with respect to the matters governed by this Section
21.4.

                   ARTICLE XXII.

     22. RISK OF LOSS. The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and Persons claiming from, through or under Lessor) is assumed by Lessee, and except as otherwise provided herein no such event shall entitle Lessee to any abatement of Rent.

                  ARTICLE XXIII.

     23. GENERAL INDEMNIFICATION. In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Lessor or Lessee, and without regard to the policy limits of any such insurance, Lessee shall protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages penalties, causes of action, costs and expenses, including reasonable attorneys', consultants' and experts' fees and expenses, imposed upon or incurred by or asserted against Lessor by reason of: (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks; (ii) any use, misuse, non-use, condition, maintenance or repair by Lessee of the Leased Property; (iii) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (iv) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by any party thereunder; (v) any claim for malpractice, negligence or misconduct committed by any Person on or working from the Leased Property; and (vi) the violation by Lessee of any Legal Requirement. Any amounts which become payable by Lessee under this Article shall be paid within ten (10) days after liability therefor is determined by litigation or otherwise, and if not timely paid shall bear interest at the

Overdue Rate from the date of such determination to the date of payment. Lessee, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit.
For purposes of this Article XXIII, any acts or omissions of Lessee, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Lessee.

     Lessor shall indemnify, save harmless and defend Lessee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including, but not limited to, reasonable attorneys' fees, imposed upon or incurred by or asserted against Lessee as a result of the gross negligence or wilful misconduct of Lessor. Lessor, at its expense, shall contest, resist, and defend any claim, action or proceeding asserted or instituted against Lessee with respect to the foregoing or may compromise or otherwise dispose of the same as Lessor sees fit. Any amounts which become payable by Lessor under this Section shall be paid within ten (10) days after liability therefor on the part of Lessor is determined by litigation or otherwise, and if not timely paid shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment.

                   ARTICLE XXIV.

     24. SUBLETTING AND ASSIGNMENT.

     24.1 PROHIBITION. Lessee shall not, without Lessor's prior written consent, which may be withheld in Lessor's sole and absolute discretion, voluntarily or by operation of law assign (which term includes any sale, encumbering, pledge or other transfer or hypothecation) this Lease, master sublet all or any part of the Leased
Property or engage the services of any Person for the management or operation of the Facility.
Lessee acknowledges that Lessor is relying upon the expertise of Lessee in the operation of the.
Facility and that Lessor entered into this Lease with the expectation that Lessee would remain in and operate the Facility during the entire Term and for that reason Lessor retains sole and absolute discretion in approving or disapproving any assignment or master sublease. If Lessee is a corporation or partnership, any transfer of its stock (other than a transfer of any of Lessee's stock owned by Daniel R. Baty for estate planning purposes) or partnership interests (or the stock or partnership interests of the entity(ies) that controls Lessee) or any dissolution or merger or consolidation of Lessee (or its controlling entity(ies)) with any other entity, which results in any Person (other than Daniel R. Baty) and such Person's Affiliates collectively owning greater than twenty-five percent (25%) of the total outstanding shares of any class of Lessee's stock or partnership interests, or the sale or other transfer of all or substantially all of the assets of Lessee (or its controlling entity(ies)), shall constitute an assignment of Lessee's interest in this Lease within the meaning of this Article XXIV and the provisions requiring consent contained herein shall apply (provided, however, that the foregoing provision regarding transfer of Lessee's stock constituting an assignment shall not apply if (i) Lessee's stock is publicly traded, and (ii)
Lessee's Consolidated Net Worth after such transfer is not less than Lessee's Consolidated
Net Worth as of the Commencement Date). Any sublease of more than ten percent (10%) of the Facility to any Person or its Affiliates, in one transaction or in a series of transactions, shall be deemed to be a master sublease hereunder. For any sublease transaction not requiring the consent of Lessor hereunder,

Lessee shall, within ten (10) days of entering into any such sublease, notify Lessor of the existence of such sublease and the identity of the sublessee and supply Lessor with a copy of the sublease, any related documentation and any other materials or information reasonably requested by Lessor.

     24.1.1 Lessor will not unreasonably withhold its written consent to an assignment of this Lease to (A) any Person which acquires all or substantially all of the assets and business of Lessee by virtue of a merger or consolidation of, with or into Lessee or
(B) any purchaser of 51 % or more of the outstanding voting stock or partnership interest of Lessee, if in Lessor's reasonable judgment such assignee, together with any guarantor of such assignee's obligations under this Lease, has (1) a consolidated net worth equal to or greater than Lessee's consolidated net worth at the time of the proposed assignment or as of the Commencement
Date, whichever is greater, and (2) the
operational expertise and reputation at least equal to that of Lessee at the time of the proposed assignment or as of the Commencement
Date, whichever is greater.

     24.2 CONSENT. If Lessee desires at any time to assign this Lease, to master sublet the Facility or any portion thereof or engage the services of any Person for the management or operation of the Facility, it shall first notify
Lessor of its desire to do so and shall submit in writing to Lessor: (i) the name of the proposed master sublessee, assignee or manager; (ii) the terms and provisions of the proposed master sublease, assignment or management agreement; and
(iii) such financial information as Lessor reasonably may request concerning the proposed master sublessee, assignee or manager.

     24.2.1 Lessor may, as a condition to granting such consent, require that the obligations of any sublessee, assignee, or manager which is an Affiliate of another Person be guaranteed by its parent or controlling Person if (i) the Consolidated Net Worth of Lessee would be diminished as a result of any such assignment of Lessee's interest described in this Article XXIV, or (ii) the new controlling Person(s) would have a consolidated net worth less than the Lessee's consolidated net worth as of the Closing Date and that any guaranty of this Lease be reaffirmed by any Guarantor notwithstanding such subletting, assignment or management arrangement. Any sublease shall be expressly subject and subordinate to all applicable terms and conditions of this Lease and provide that Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee, as sublessor under such sublease from the time of the exercise of such option to the termination of such sublease and in such case Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee unless Lessor actually receives the same from Lessee or for any other prior defaults of Lessee under such sublease. In the event that Lessor shall not require such attornment with respect to any sublease, then such sublease shall automatically terminate upon the expiration or earlier termination of this Lease, including any early termination by mutual agreement of Lessor and Lessee. Furthermore, any sublease, assignment or management agreement shall expressly provide that the sublessee, assignee or manager shall furnish Lessor with such financial and operational information and information about the physical condition of the Facility, including the information required by Section 25.2 herein, as Lessor may request from time to time.

     24.2.2 Lessor may, as a condition to its consent to any such master subletting, require
Lessee to pay to Lessor one hundred percent (100%) of all Transfer Consideration (defined below).
"Transfer Consideration" shall mean the positive difference, if any, between the Fair Market Rental and the Rent payable by Lessee determined on a monthly basis, prorating the Rent, as appropriate, if less than all of the Facility is sublet;
provided, however, in no event shall Lessor be entitled to receive any amount in excess of the amount Lessee is entitled to receive as a result of the master sublease. The Transfer Consideration for each month shall be paid by Lessee to Lessor monthly when the Minimum Rent is due for the duration of the master subletting.

     24.2.3 Lessor may, as a condition to its consent to any assignment or management arrangement, require Lessee to pay to Lessor upon the effective date of such assignment or management arrangement an amount equal to one hundred percent (100%) of the gross fair market value of Lessee's leasehold interest, which shall be deemed to equal the Transfer Consideration for the remaining Term of the Lease assuming all renewal options are exercised and there is no early termination of the Lease and Lessor shall refund any amounts attributable to renewal options if they subsequently are not exercised with interest thereon at the Prime Rate; provided, however, in no event shall Lessor be entitled to receive any amount in excess of the amount Lessee is entitled to receive as a result of the assignment or management agreement.

     24.2.4 The consent by Lessor to any
assignment, master subletting or management arrangement shall not constitute a consent to any subsequent assignment, master subletting or management arrangement by Lessee or to any subsequent or successive assignment, master subletting or management arrangement by the master sublessee, assignee or manager. Any purported or attempted assignment, sublease, management agreement or other permission to use the Facility contrary to the provisions of this Article shall be void and, at the option of Lessor, shall terminate this Lease.

     24.2.5 Notwithstanding the preceding, Lessee may sublease or assign the Lease to an Affiliate of Lessee without the written consent of Lessor and Lessee shall not be required to pay any Transfer Consideration to Lessor as a result of such sublease or assignment to an Affiliate, but such sublease or assignment of the Lease from Lessee to an Affiliate of Lessee will not relieve
Lessee from its obligations under the Lease or any Guarantor from its obligations under any guaranty of this Lease.

     24.3 COSTS. Lessee shall reimburse Lessor for
Lessor's reasonable costs and expenses incurred in conjunction with the processing and documentation of any assignment, master subletting or management arrangement, including reasonable attorneys', architects', engineers' or other consultants' fees whether or not such master sublease, assignment or management agreement is actually consummated.

     24.4 NO RELEASE OF LESSEE'S OBLIGATIONS. No assignment, subletting or management agreement shall relieve Lessee of its obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder. The liability of Lessee named herein and any immediate and remote successor in interest of Lessee (by assignment or otherwise), and the due performance of the obligations of this Lease on Lessee's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed,
(iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease.

     24.5 ASSIGNMENT OF LESSEE'S RIGHTS AGAINST
SUBLESSEE. If Lessor shall consent to a master subletting, then the written instrument of consent, executed and acknowledged by Lessor, Lessee and sublessee, shall contain a provision substantially similar to the following:

     (i)  Lessee and sublessee hereby agree that,
if sublessee shall be in default of any obligation to Lessee under the sublease, which default also constitutes a default by Lessee under the Lease, then Lessor shall be permitted to avail itself of all of the rights and remedies available to Lessee in connection therewith.

     (ii) Without limiting the generality of the foregoing, Lessor shall be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against sublessee in the name of Lessee in order to enforce Lessee's rights under the sublease, and also shall be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of Lessee as Lessor reasonably shall determine to be necessary.

     (iii)     Lessee agrees to cooperate with
Lessor, and to execute such documents as shall be reasonably necessary, in connection with the implementation of the foregoing rights of Lessor.

     (iv) Lessee expressly acknowledges and agrees that the exercise by Lessor of any of the foregoing rights and remedies shall not constitute an election of remedies, and shall not in any way impair Lessor's entitlement to pursue other rights and remedies directly against Lessee.

     24. 6 RESERVED

     24.7 REIT PROTECTION. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not (i) sublet, assign or enter into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the sublessee, assignee or manager thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee, assignee or manager;
(ii) furnish or render any services to the sublessee, assignee or manager or manage or operate the Leased Property so subleased, assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Leased Property to any Person in which Lessee or Lessor owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section
856(d)(5) of the Code); or (iv) sublet, assign or enter into a management arrangement for the Leased
Property in any other manner which could cause any portion of the amounts received by Lessor pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or which could cause any other income of Lessor to fail to qualify as income described in Section 856(c)(2) of the Code.

     24.8 PREPAID RENT. Lessee shall not require or accept prepayment for more than three (3) months' use of individual units or rooms of the Facility. Amounts charged to residents for individual units or rooms shall not be materially less than fair market value.

                   ARTICLE XXV.

     25. OFFICER'S CERTIFICATES AND FINANCIAL
STATEMENTS

     25.1 OFFICER'S CERTIFICATE. At any time and from time to time upon Lessee's receipt of not less than ten (10) days' prior written request by Lessor, Lessee shall furnish to Lessor an Officer's Certificate certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and setting forth the modifications; (ii) the dates to which the Rent has been paid; (iii) whether or not, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Lessee may have knowledge; and (iv) responses to such other questions or statements of fact as Lessor, any ground or underlying lessor, any purchaser or any current or prospective
Facility Mortgagee shall reasonably request.
Lessee's failure to deliver such statement within such time shall constitute an acknowledgment by Lessee that (x) this Lease is unmodified and in full force and effect except as may be represented to the contrary by Lessor; (y) Lessor is not in default in the performance of any covenant, agreement or condition contained in this Lease;
and (z) the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Article may be relied upon by Lessor and any current or prospective Facility Mortgagee, ground or underlying lessor or purchaser of the Leased
Property.

     25.2 STATEMENTS. Lessee shall furnish the following statements to Lessor:

     (a) within 120 days after the end of each of Lessee's fiscal years, a copy of the audited consolidated balance sheets of Lessee and its consolidated Subsidiaries as of the end of such fiscal year, and related audited consolidated statements of income, changes in common stock and other stockholders' equity and changes in the financial position of Lessee and its consolidated
Subsidiaries for such fiscal year, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved, such consolidated financial statements to be certified by nationally recognized certified public accountants;

     (b)  within 120 days after the end of
Lessee's fiscal years, and together with the annual audit report furnished in accordance with clause (a) above, an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

     (c) within thirty (30) days after the end of each month for those months occurring from the Commencement Date to three months after the first month in which the average Cash Flow Coverage for the Facility equals or exceeds 1.3 for such month, all consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient ai>d resident rates by type for the Facility; and thereafter within sixty (60) days after the end of each of Lessee's quarters, all quarterly consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for the Facility;

     (d) within 120 days after the end of each of Lessee's fiscal years, a copy of each cost report, if any, filed with the appropriate governmental agency for the Facility;

     (e)  within thirty (30) days after they are
required to be filed with the SEC, copies of any annual reports and of information, documents and other reports, or copies of such portions of any of the foregoing as the SEC may prescribe, which Lessee is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934;

     (f)  within three (3) Business Days after
Lessee's receipt thereof, copies of all written communications received by Lessee from any regulatory agency relating to (i) surveys of the Facility for purposes of licensure, Medicare and Medicaid certification and accreditation and (ii) any proceeding, formal or informal, with respect to cited deficiencies with respect to services and activities provided and performed at the Facility, including patient and resident care, patient and resident activities, patient and resident therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, or the condition of the Facility, and involvin5 an actual or threatened warning, imposition of a fine or a penalty, or suspension, termination or revocation of the Facility's license to be operated in accordance with its Primary Intended Use;

     (g)  to the extent reasonably obtainable by
Lessee, within 120 days after the end of each fiscal year of the financial institution issuing the letter of credit required under Article XXI, a copy of the audited consolidated balance sheets of such financial institution as of the end of such fiscal year, and related unaudited consolidated statements of income, changes in common stock and other stockholders equity and changes in the financial position of such financial institution and its consolidated subsidiaries for each such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, such consolidated financial statements to be certified by nationally recognized certified public accountants;

     (h)  immediately upon Lessee's receipt
thereof, copies of all material claims,
complaints, notices, warnings or asserted violations relating in any way to the Leased
Property or Lessee's use thereof; and

     (i)  with reasonable promptness, such other
information respecting the financial and operational condition and affairs of Lessee and the Facility and the physical condition of the Leased Property and any Capital Addition thereto as Lessor may reasonably request, in the form of a questionnaire or otherwise, from time to time.

     25. 3 CHARGES. Lessee acknowledges that the failure to furnish Lessor with any of the certificates or statements required by this
Article XXV will cause Lessor to incur costs and expenses not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if Lessee fails to furnish Lessor with any of the certificates or statements required by this Article XXV, Lessee shall pay to Lessor upon demand $1,000 for each such failure as Additional Charges. The parties agree that this charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of Lessee's failure to furnish
Lessor with such certificates and statements.

                   ARTICLE XXVI.

     26. LESSOR'S RIGHT TO INSPECT. Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property and any Capital
Addition thereto during usual business hours and on reasonable notice subject to any security, health, safety or confidentiality requirements of Lessee or any Legal Requirement or Insurance
Requirement.

                  ARTICLE XXVII.

     27. NO WAIVER. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Event of Default shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                  ARTICLE XXVIII.

     28. REMEDIES CUMULATIVE. Each legal,
equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

                   ARTICLE XXIX.

     29. ACCEPTANCE OF SURRENDER. No surrender to
Lessor of this Lease or of the Leased Property, or any part thereof or of any interest therein; shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                   ARTICLE XXX.

     30. NO MERGER. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly,
(i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Leased Property.

                   ARTICLE XXXI.

     31. CONVEYANCE BY LESSOR. If Lessor or any successor owner of the Leased Property shall convey the Leased Property other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                  ARTICLE XXXII.

     32. QUIET ENJOYMENT. So long as Lessee shall pay the Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof, or the Commencement Date or created thereafter as permitted hereunder or thereafter consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give
Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right, by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

                  ARTICLE XXXIII.

     33. NOTICES. Any notice, consent, approval, demand or other communication required or permitted to be given hereunder (a "notice") must be in writing and may be served personally or by U.S. Mail. If served by U.S. Mail, it shall be addressed as follows:

     If to Lessor:       Texas HCP Holding, L.P.
                    10990 Wilshire Boulevard
                    Suite 1200
                    Los Angeles, California 90024
                    Attn: Legal Department
                    Fax: (310) 444-7817

     with a copy to:          Latham & Watkins
                    633 West Fifth Street, Suite
               4000
                    Los Angeles, California 90071
                    Attn: David H. Vena, Esq.
                    Fax: (213) 891-8763

     If to Lessee:       ESC III, L.P.
                    Market Place One
                    3131 Elliott Avenue Suite 500
                    Seattle, Washington 98121
                    Attn: Raymond Brandstrom
                    Fax : (206) 443-5432

     with a copy to:          The Nathanson Group
                    1411 Fourth Ave. , Suite 905
                    Seattle, Washington 98101
                    Attn: Randi S. Nathanson, Esq.
                    Fax: (206) 623-1738


Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt. In addition, either party may send notices by facsimile or by a nationally recognized overnight courier service which provides written proof of delivery (such as U.P.S. or Federal Express). Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier's delivery receipt. Either party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes.

                  ARTICLE XXXIV.

     34. APPRAISER. If it becomes necessary to determine the Fair Market Value or Fair Market
Rental for any purpose of this Lease, the same shall be determined by Valuation Counselors, or in the event Valuation Counselors no longer exists upon the date the same is to be determined, any other nationally recognized appraisal firm, in which one or more of the members, officers or principals of such firm are members of the American Institute of Real Estate Appraisers (or any successor organization thereto), as may be selected by Lessor in writing to Lessee (the
"Appraiser"). Lessor shall cause such Appraiser to determine the Fair Market Value or Fair Market
Rental as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Appraiser's decision to the relevant date) and the determination of such Appraiser shall be final and binding upon the parties. If the Facility had reached stabilized operations prior to the Commencement Date, to the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, an appraisal for Fair
Market Value shall be made on a basis consistent with the basis on which the Leased Property was appraised for purposes of determining its fair market value at the time the Leased Property was acquired by Lessor. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay one-half of the fees and expenses of the Appraiser and one-half of all other cost and expenses incurred in connection with such appraisal.

                   ARTICLE XXXV.

     35.1 LESSEE'S OPTION TO PURCHASE THE LEASED
PROPERTY. Provided no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing hereunder, Lessee shall have the option to purchase the Leased Property upon the expiration of the Fixed Term and each Extended
Term at the Shared Appreciation Purchase Price, calculated as of the Outside Closing Date, provided that Lessee or one of its Affiliates exercises its option to purchase each of the Properties in accordance with the respective terms of the option relating to each such property.
Lessee may exercise such option to purchase the Leased Property by opening an escrow (the
"Escrow") with and by depositing a copy of this Lease with a national title company reasonably acceptable to Lessor ("Escrow Holder") and giving written notice to Lessor of such deposit with Escrow Holder no earlier than fifteen (15) months and not less than twelve (12) months prior to the expiration of the Fixed Term or the Extended Term, as applicable. If Lessee shall not be entitled to exercise such option (e.g., by reason of an Event of Default) or shall be entitled to exercise the same but shall fail to do so within the time and in the manner herein provided, such option shall lapse and thereafter not be exercisable by Lessee.
No failure by Lessor to notify Lessee of any defect in any attempted exercise of the foregoing option shall be deemed a waiver by Lessor of the right to insist upon Lessee's exercise of such option in strict accordance with the provisions hereof. Not less than six (6) months prior to the expiration of the Fixed Term or the Extended Term, as applicable, Lessee shall deposit one and one-half percent of the Minimum Repurchase Price of the Properties in the aggregate (the "Opening
Deposit") with Escrow Holder. In the event that Lessee shall properly and timely exercise such option and make the Opening Deposit, then such transaction shall be consummated on or within ten
(10) days after the expiration of the Fixed Term or Extended Term, as applicable (the "Outside
Closing Date").

     35.2 DEFAULTS

     35.2.1 LIQUIDATED DAMAGES. IF, FOLLOWING A
VALID AND PROPER EXERCISE OF THE FOREGOING OPTION,
LESSEE FAILS TO COMPLETE THE PURCHASE OF THE
LEASED PROPERTY AND SUCH FAILURE CONSTITUTES A
BREACH HEREOF, THEN LESSOR, AT ITS OPTION, MAY
TERMINATE THE PURCHASE CONTRACT FORMED BY LESSEE'S
EXERCISE OF SUCH OPTION AND THE ESCROW BY GIVING
WRITTEN NOTICE TO LESSEE AND ESCROW HOLDER AND,
THEREUPON, THE ESCROW SHALL BE CANCELLED, ALL
DOCUMENTS SHALL BE RETURNED TO THE RESPECTIVE
PARTIES WHO DEPOSITED THE SAME, AND LESSEE SHALL
PAY ALL TITLE AND ESCROW CANCELLATION CHARGES AND
ALL OF LESSOR'S REASONABLE ATTORNEYS' FEES AND
COSTS. IN ADDITION, LESSOR AND LESSEE AGREE THAT,
BASED ON THE CIRCUMSTANCES NOW EXISTING, KNOWN OR
UNKNOWN, IT WOULD BE EXCESSIVELY COSTLY AND
IMPRACTICABLE TO ESTABLISH LESSOR'S DAMAGES BY
REASON OF LESSEE'S DEFAULT RESULTING IN A FAILURE
OF THE ESCROW TO CLOSE, AND, THEREFORE, LESSOR AND
LESSEE AGREE THAT IT WOULD BE REASONABLE TO AWARD
LESSOR LIQUIDATED DAMAGES IN THE AMOUNT OF THE
OPENING DEPOSIT PLUS ANY ACCRUED INTEREST ON THE
OPENING DEPOSIT. BY THEIR RESPECTIVE INITIALS SET
FORTH BELOW,

LESSOR AND LESSEE ACKNOWLEDGE AND AGREE THAT THE
OPENING DEPOSIT, PLUS ANY INTEREST ACCRUED ON THE
OPENING DEPOSIT, TOGETHER WITH PAYMENT OF LESSOR'S
LEGAL FEES AND COSTS, IS REASONABLE AS LIQUIDATED
DAMAGES FOR A DEFAULT OF LESSEE UNDER THE PURCHASE
CONTRACT FORMED BY LESSEE'S EXERCISE OF SUCH
OPTION THAT RESULTS IN A FAILURE OF THE ESCROW TO
CLOSE AND SHALL BE IN LIEU OF ANY OTHER RELIEF,
RIGHT OR REMEDY, AT LAW OR IN EQUITY, TO WHICH
LESSOR MIGHT OTHERWISE BE ENTITLED BY REASON OF A
LESSEE'S DEFAULT THAT RESULTS IN A FAILURE OF THE
ESCROW TO CLOSE, BUT NOTHING CONTAINED HEREIN
SHALL LIMIT LESSOR'S RIGHTS AND REMEDIES FOR
LESSEE'S DEFAULT OCCURRING AFTER THE CLOSE OF
ESCROW OR FOR LESSEE'S DEFAULT UNDER THIS LEASE.
ESCROW HOLDER IS HEREBY AUTHORIZED AND INSTRUCTED
TO RELEASE THE OPENING DEPOSIT PLUS ACCRUED
INTEREST THEREON TO LESSOR UPON THE DELIVERY OF
UNILATERAL WRITTEN INSTRUCTIONS THEREOF TO ESCROW
HOLDER BY LESSOR, AND ESCROW HOLDER IS HEREBY
RELIEVED OF ALL LIABILITY THEREFOR. IF LESSEE
ATTEMPTS TO INTERFERE WITH THE RELEASE OF ANY SUCH
SUMS BY ESCROW HOLDER TO LESSOR, OR COMMENCES ANY
ACTION AGAINST LESSOR OR THE LEASED PROPERTY
ARISING OUT OF THIS ARTICLE, THEN LESSOR SHALL NOT
BE LIMITED IN THE AMOUNT OF DAMAGES IT MAY RECOVER
FROM LESSEE.

     35.2.2 OTHER DEFAULTS. A default under any other lease or other agreement, including any purchase contract formed upon exercise of any other option, between Lessor or any Affiliate of Lessor and Lessee or any Affiliate of Lessee where such default is not cured within the applicable time period, if any, shall be deemed a default under this Article XXXV and the purchase contract formed upon proper exercise by Lessee of the option herein provided, entitling Lessor, as seller, at its option, to terminate such purchase contract and the Escrow and upon any such termination the Opening Deposit plus all accrued interest shall be paid over to Lessee.

     35.3 ESCROW PROVISIONS.

     35.3.1 OPENING OF ESCROW. Escrow shall be deemed open when the Opening Deposit and a copy of this Lease are delivered to Escrow Holder.

     35.3.2 GENERAL AND SUPPLEMENTAL INSTRUCTIONS.
Lessee and Lessor each shall execute, deliver and be bound by such further escrow instructions or other instruments as may be reasonably requested by the other party or by Escrow Holder from time to time, so long as the same are consistent with the provisions of this Lease.

     35.3.3 DISPOSITION OF OPENING DEPOSITS.
Escrow Holder shall hold the Opening Deposit in interest-bearing accounts. All interest earned on the Opening Deposit shall accrue to Lessee's benefit unless Lessor is entitled thereto under Section 35.2.1. The Opening
Deposit plus interest thereon shall be (i) applied against the purchase price (as herein determined) if Escrow closes, (ii) returned to Lessee in full if Escrow does not close for any reason other than Lessee's default, or (iii) be paid to Lessor as nonrefundable liquidated damages under Section
35.2.1, if Escrow fails to close under the provisions of hereof as a result of Lessee's default.

     35.3.4 CLOSING FUNDS. At least one (1)
business day before the Close of Escrow (as hereinafter defined), Escrow Holder shall calculate and Lessee shall wire cash into Escrow
(using wiring instructions reasonably satisfactory to Escrow Holder) in an amount which, when added to the Opening Deposit and all accrued interest shall equal the purchase price for the Leased Property plus any other sums payable by Lessee pursuant to the provisions hereof.

     35.3.5 CLOSE OF ESCROW. Escrow shall close on the Outside Closing Date. The term "Close of
Escrow" as used in this Article shall mean the time and date that an appropriate deed or other conveyance document conveying Lessor's entire interest in the Leased Property, subject to the permitted liens and encumbrances described in
Article XVIII hereof, is recorded in appropriate records of the county in which the Leased Property is located. The Outside Closing Date shall not be extended for any reason.

     35.3.6 CLOSING COSTS. The closing costs of consummating the purchase of the Leased Property shall be paid by Lessee as provided in Article
XVIII.
35.3-7 Assurances. At any time prior to Close of Escrow, Lessor may request and Lessee shall provide reasonable assurances that it will be able to consummate the purchase of the Leased Property, including that Lessee has a firm, written commitment from a reputable lending institution to finance such purchase and/or has sufficient liquidity to pay any balance of the purchase price owing by Lessee on the date of the Close of Escrow; provided, however, that in no event shall Lessee be entitled to exercise such option conditioned upon Lessee obtaining any such financing.

     35.4 LESSOR'S OPTION TO PURCHASE THE LESSEE'S
PERSONAL PROPERTY. Effective on not less than ninety (90) days prior written notice, or such shorter notice as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall have the option to purchase some or all of Lessee's Personal Property which does provide a new function with respect to Lessor's
Personal Property, at the expiration or
termination of this Lease, for an amount equal to the then net book value thereof as shown on Lessee's books, subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, UCC-1 financing statements and other encumbrances to which such personal property is subject.

                  ARTICLE XXXVI.

     36.1 LESSOR MAY GRANT LIENS. Without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, deeds of trust or like encumbrances (collectively, "Priority
Encumbrances"), which may now or hereafter affect the Leased Property and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, deed of trust or like encumbrance; provided, however, that the subjection and subordination of this Lease and Lessee's leasehold interest hereunder to any Priority Encumbrance shall be conditioned upon the execution by the holder of each Priority
Encumbrance and delivery to Lessee of a non-disturbance and attornment agreement which provides that so long as no default has occurred and is continuing beyond the period of time allowed for the remedy thereof under the terms of this Lease, the holder of such Priority Encumbrance (i) shall not disturb either Lessee's leasehold interest or possession of the Leased Property in accordance with the terms hereof, or any of its rights, privileges and options, (ii) shall permit application of all proceeds of insurance and all Awards and payments in connection with the taking of all or any portion of the Leased Property in accordance with the provisions of Articles XIV and XV of this Lease,
(iii) waives all Priority Encumbrance rights or interests in any of Lessee's Personal Property, and (iv) shall execute a release of such rights, privileges, options and all liens and claims that the holder of such Priority Encumbrance may have in the Leased Property upon payment of the purchase price therefor in the event Lessee exercises any of its options or rights to purchase the Leased Property provided in this Lease. In connection with the foregoing and at the request of Lessor, Lessee shall promptly execute a reasonable subordination, non-disturbance and attornment agreement which will incorporate the terms set forth in the preceding sentence. Except for the documents described in the preceding sentences, this clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee or beneficiary, affecting any lease or the Leased Property. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may request for such purposes.

     36.2 ATTORNMENT. If Lessor's interest in the
Leased Property is sold or conveyed upon the exercise of any remedy provided for in any Facility Mortgage, or otherwise by operation of law: (i) at the new owner's option, Lessee shall attorn to and recognize the new owner as Lessee's
Lessor under this Lease or enter into a new lease substantially in the form of this Lease with the new owner, and Lessee shall take such actions to confirm the foregoing within ten (10) days after request; and (ii) the new owner shall not be (a) liable for any act or omission of Lessor under this Lease occurring prior to such sale or conveyance, or (b) subject to any offset, abatement or reduction of rent because of any default of Lessor under this Lease occurring prior to such sale or conveyance.

                  ARTICLE XXXVII.

     37.1 HAZARDOUS SUBSTANCES. Lessee shall not allow any Hazardous Substance to be located in, on, under or about the Leased Property or incorporated in the Facility; provided, however, that Hazardous Substances may be brought, kept, used or disposed of in, on or about the Leased
Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use or in connection with the construction of facilities similar to the Facility and which are brought, kept, used and disposed of in strict compliance with Legal
Requirements. Lessee shall not allow the Leased
Property to be used as a waste disposal site or for the manufacturing, handling, storage, distribution or disposal of any Hazardous
Substance.

     37.2 NOTICES. Lessee shall provide to Lessor promptly, and in any event immediately upon Lessee's receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous
Substances located in, on, or under the Leased
Property or any adjacent property; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened with respect to the Leased property; (iii) any claim made or threatened by any Person against Lessee or the Leased Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous
Substance in, on, under or removed from the Leased
Property, including any complaints, notices, warnings or asserted violations in connection therewith.

     37.3 REMEDIATION. If Lessee becomes aware of a violation of any Legal Requirement relating to any Hazardous Substance in, on, under or about the Leased Property or any adjacent property, or if Lessee, Lessor or the Leased Property becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased
Property, Lessee shall immediately notify Lessor of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation provided, however, that Lessee s obligation to remediate with respect to any adjacent property shall only apply if such contamination of the adjacent property poses a material threat (risk) to the Leased Property, including the value thereof. If Lessee fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Lessor shall have the right, but not the obligation, to carry out such action and to recover from Lessee all of Lessor's costs and expenses incurred in connection therewith.

     37.4 INDEMNITY. Lessee shall indemnify,
defend, protect, save, hold harmless, and reimburse Lessor for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses
(collectively, "Environmental Costs") (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Lessor) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during (but not after) the Term or such portion thereof durin5 which the Leased Property is leased to Lessee (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous
Substances from, in, on or about the Leased
Property (collectively, "Handling"), including the effects of such Handling of any Hazardous
Substances on any Person or property within or outside the boundaries of the Leased Property,
(ii) the presence of any Hazardous Substances in, on, under or about the Leased Property and (iii) the violation of any Environmental Law.
"Environmental Costs" include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual, consequential and punitive damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney's fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.

     Without limiting the scope or generality of the foregoing, Lessee expressly agrees to reimburse Lessor for any and all costs and expenses incurred by Lessor in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during (but not after) the Term or such portion thereof during which the Leased Property is leased to Lessee of the following:

     (a)  In investigating any and all matters
relating to the Handling of any Hazardous
Substances, in, on, from, under or about the Leased Property;

     (b) In bringing the Leased Property into compliance with all Legal Requirements ; and

     (c)  Removing, treating, storing,
transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or off site.

     If any claim is made by Lessor for
reimbursement for Environmental Costs incurred by it hereunder, Lessee agrees to pay such claim promptly, and in any event to pay such claim within thirty (30) calendar days after receipt by Lessee of notice thereof. If any such claim is not so paid and Lessor is ultimately found or agrees to be responsible therefore, Lessee agrees also to pay interest on the amount paid from the date of the first notice of such claim, at the Overdue
Rate.

     37.5 ENVIRONMENTAL INSPECTION. Lessor shall have the right, from time to time, during normal business hours and upon not less than five (5) days written notice to
Lessee, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property to determine the existence or presence of Hazardous
Substances on or about the Leased Property. Lessor shall have the right to enter and inspect the Leased Property, conduct any testing, sampling and analyses it deems necessary and shall have the right to inspect materials brought into the Leased
Property. Lessor may, in its discretion, retain such expense to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith. All costs and expenses incurred by Lessor under this Section shall be paid on demand as Additional Charges by Lessee to Lessor. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Lessee's tenancy. Lessee shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Lessor conducts an environmental inspection at the termination of the Lease. The obligations set forth in this Article shall survive the expiration or earlier termination of the Lease.

                 ARTICLE XXXVIII.

     38. MEMORANDUM OF LEASE. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State. Lessee shall- pay all costs and expenses of recording any such memorandum and shall fully cooperate with Lessor in removing from record any such memorandum upon the expiration or earlier termination of the Term.

                  ARTICLE XXXIX.




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

     39. SALE OF ASSETS. Notwithstanding any other provision of this Lease, Lessor shall not be required to (i) sell or transfer the Leased
Property, or any portion thereof, which is a real estate asset as defined in Section 856(c)(6)(B), or functionally equivalent successor provision, of the Code, to Lessee if Lessor's counsel advises
Lessor that such sale or transfer may not be a sale of property described in Section
857(b)(6)(C), or functionally equivalent successor provision, of the Code or (ii) sell or transfer the Leased Property, or any portion thereof, to Lessee if Lessor's counsel advises Lessor that such sale or transfer could result in an unacceptable amount of gross income for purposes of the ninety five percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision, of the Code. If
Lessee has the obligation to purchase the property pursuant to the terms herein, and if Lessor determines not to sell such property pursuant to the above sentence, then Lessee shall purchase such property, upon and subject to all applicable terms and conditions set forth in this Lease, including the provisions of Article XXXV, at such time, but in no event later than two years after the date on which Lessee would have been obligated to purchase the Leased Property, as the transaction, upon the advice of Lessor's counsel, would be a sale of property (to the extent the Leased Property is a real estate asset) described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code, and would not result in an unacceptable amount of gross income for purposes of the ninety five percent (95%) gross income test contained in
Section 856(c)(2), or functionally equivalent successor provision of the Code and until such time Lessee shall lease the Leased Property from Lessor at the Fair Market Rental determined in accordance with Article XXXIV; provided, however, that if Lessee's obligation to purchase arises pursuant to Section 16.5, and if the events giving rise to the Event of Default for which Lessor exercised its right to put the Leased Property to Lessee pursuant to Section 16.5 has been cured prior to the time Lessor determines to sell the Leased Property, then this Lease shall continue in full force and effect as if such Event of Default had not occurred. If Lessee has the right to purchase the property pursuant to the terms herein, and if Lessor determines not to sell such property pursuant to the above sentence, Lessee's right, if any, to purchase any or all of such property shall, upon notice to Lessor that Lessee intends to continue such right, continue and be exercisable, upon and subject to all applicable terms and conditions set forth in this Lease, including the provisions of Article XXXV, at such time, but in no event later than two years after Lessee gives written notice to Lessor of Lessee's intention to exercise its right to purchase the Leased Property, as the transaction, upon the advice of Lessor's counsel, would be a sale of property (to the extent the Leased Property is a real estate asset) described in Section
857(b)(6)(C), or functionally equivalent successor provision, of the Code, and would not result in an unacceptable amount of gross income for purposes of the ninety five percent (95 % ) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision of the Code and until such time Lessee shall lease the Leased Property from Lessor at the Fair Market
Rental determined in accordance with Article
XXXIV.

                    ARTICLE XL.

     40. SUBDIVISION. If the Land is in excess of that which is required to operate the Leased
Property in accordance with its Primary Intended
Use at the maximum occupancy of the Facility, Lessor may subdivide the Land and amend this Lease and the legal description attached hereto as Exhibit A such that the Land contains only so much of the Land as is necessary to operate the Leased
Property in accordance with its Primary Intended
Use at the maximum occupancy of the Facility. If
Lessor subdivides the Land,

Lessee shall have the right to an appropriate abatement of Rent payable and of the purchase price payable in the event that Lessee exercises its option to purchase the Leased Property pursuant to Article XXXV and the right to reasonably adjust any other obligations of either party accordingly. After any such subdivision
Lessee shall have no rights to any land which is no longer part of the Leased Property and Lessor may sell, lease or develop any land which is no longer part of the Leased Property, provided that Lessor may not use such land for the operation of a facility providing adult congregate care and assisted living services, and provided further that Lessor may not sell or lease such land to a third party that Lessor knows intends to use such land for the development of a facility providing adult congregate care and assisted living services. If Lessor elects to subdivide the Land Lessee shall cooperate with Lessor and take all actions reasonably requested by Lessor to effect such subdivision.

                   ARTICLE XLI.

     41. AUTHORITY. If Lessee is a corporation, trust, or partnership, Lessee, and each individual executing this Lease on behalf of Lessee, represent and warrant that each is duly authorized to execute and deliver this Lease on behalf of Lessee and shall within thirty (30) days after execution of this Lease deliver to Lessor evidence of such authority satisfactory to Lessor.
                   ARTICLE XLII.

     42. ATTORNEYS' FEES. If Lessor or Lessee brings an action or other proceeding against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable outside attorneys' fees incurred therein. In addition to the foregoing and other provisions of this Lease that specifically require Lessee to reimburse, pay or indemnify against Lessor's attorneys' fees, Lessee shall pay, as Additional Charges, all of Lessor's reasonable outside attorneys' fees incurred in connection with the administration or enforcement of this Lease, including attorneys' fees incurred in connection with Lessee's exercise of its option to purchase the Leased Property or the renewal of this Lease for any Extended Term, the review of any letters of credit, the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection therewith, and the collection of past due Rent.

                  ARTICLE XLIII.

     43. BROKERS. Lessee warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessee shall indemnify, protect, hold harmless and defend
Lessor from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessee. Lessor warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessor shall indemnify, protect, hold harmless and defend Lessee from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessor.

                   ARTICLE XLIV.

     44. MISCELLANEOUS

     44.1 SURVIVAL. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities and indemnities of, Lessee or Lessor arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination.

     44.2 SEVERABILITY. If any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

     44.3 NON-RECOURSE. Lessee specifically agrees to look solely to the Leased Property for recovery of any judgment from Lessor. It is specifically agreed that no constituent partner in Lessor or officer or employee of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor, or any action not involving the personal liability of Lessor.
Furthermore, except as otherwise expressly provided herein, in no event shall Lessor ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

     44.4 LICENSES. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee and shall cooperate with Lessor or Lessor's designee or nominee in connection with the processing by Lessor or Lessor's designee or nominee of any applications for all licenses, operating permits and other governmental authorization, all contracts, including contracts with governmental or quasi-governmental entities, business records, data, patient and resident records, and patient and resident trust accounts, which may be necessary or useful for the operation of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's designee or nominee. Lessee shall not commit any act or be remiss in the undertaking of any act that would jeopardize the licensure or certification of the Facility, and Lessee shall comply with all requests for an orderly transfer of the same upon the expiration or early termination of the Term. In addition, upon request, Lessee shall promptly deliver copies of all books and records relating to the Leased
Property and its operation to Lessor or Lessor's designee or nominee but Lessee shall not be required to deliver corporate financial records or proprietary materials. Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any loss, damage, cost or expense incurred by Lessor or Lessor's designee or nominee in connection with the correction of any and all deficiencies of a physical nature identified by any governmental authority responsible for licensing the Leased Property in the course of any change of ownership inspection and audit and previously identified during the Term by such governmental authority.

     44.5 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon Lessor and its successors and assigns and, subject to the provisions of Article
XXIV, upon Lessee and its successors and assigns.

     44.6 GOVERNING LAW. THIS LEASE (AND ANY
AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF)
SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE
(WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW)
AND ANY APPLICABLE LAWS OF THE UNITED STATES OF
AMERICA. Lessee and Lessor each hereby (i) irrevocably submit to the jurisdiction of the State and federal courts of the State and consent to service of process in any legal proceedings arising out of, or in connection with, this Lease
(or any agreement formed pursuant to the terms hereof, by any means authorized by applicable law;
(ii) irrevocably waive, to the fullest extent permitted by law, any objection to which such party may now or hereinafter have to the lying or to the laying of venue of any litigation arising out of, in connection with, this Lease (or any agreement formed pursuant to the terms hereof, brought in the State courts of Hays County, Texas, or in the United States
District Court for the district in which such County is located; and (iii) irrevocably waive any claim in any litigation brought in any such court that the same has been brought in an inconvenient forum.

     44.7 WAIVER OF TRIAL BY JURY. EACH OF LESSOR
AND LESSEE ACKNOWLEDGES THAT IT HAS HAD THE ADVICE
OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS
RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF
THE UNITED STATES AND THE STATE. TO THE MAXIMUM
EXTENT PERMITTED BY APPLICABLE LAW, EACH OF LESSOR
AND LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO
TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR
CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR
ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF)
OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR
INCIDENTAL TO THE DEALINGS OF LESSOR AND LESSEE
WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT
FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER
INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR
DELIVERED IN CONNECTION HEREWITH, OR THE
TRANSACTIONS RELATED HERETO OR THERETO, IN EACH
CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING,
AND WHETHER SOUNDING IN CONTRACT OR TORT OR
OTHERWISE; EACH OF LESSOR AND LESSEE HEREBY AGREES
AND CONSENTS THAT, TO THE MAXIMUM EXTENT PERMITTED
BY APPLICABLE LAW, (A) ANY SUCH CLAIM, DEMAND,
ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A
COURT TRIAL WITHOUT A JURY, AND (B) EITHER PARTY
MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS
CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH
PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     44. 8 RESERVED.

     44.9 ENTIRE AGREEMENT. This Lease, together with the other Lessee Documents, as defined in the Assignment Agreement, the Exhibits hereto and thereto and such other documents as are contemplated hereunder or thereunder, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties. Lessor and Lessee hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Lease.

     44.10 HEADINGS. All titles and headings to sections, subsections paragraph 5 plus or other divisions of this Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.

     44.11 COUNTERPARTS. This Lease may be
executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

     44.12     JOINT AND SEVERAL. If more than one
Person is the Lessee under this Lease, the liability of such Persons under this Lease shall be joint and several.

     44.13 INTERPRETATION. Both Lessor and Lessee have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

     44.14 TIME OF ESSENCE. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

     44.15 FURTHER ASSURANCES. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed under seal by their duly authorized officers as of the date first set forth above.


     [CORPORATE SEAL]         LESSOR:

                         TEXAS HCP HOLDING, L.P.,
a
ATTEST:                  Delaware limited
partnership

                         By:  TEXAS HCP G.P.,
INC., a
                                 Delaware
corporation
                                 Its: General
Partner
/s/ Kelly J. Price
-----------------------------------------------
------------------------------------Secretary
                                 By:  /s/ Raymond
R. Brandstrom

------------------------------------------
                                 Name:  Raymond R.
Brandstrom
                                 Title:
President

STATE OF WASHINGTON

COUNTY OF KING

     This 31st day of March, 1997, personally came before me, Raymond R. Brandstrom who, being by me duly sworn, says that he is President of ESC G.P.
II, INC., a Washington corporation, that the seal affixed to the foregoing instrument in writing is the corporate seal of said Corporation, and that said writing was signed and sealed by him, in behalf of said Corporation, by its authority duly given. And the said President acknowledged the said writing to be the act and deed of said
Corporation.


/s/ Catherine L. Pasquan

-------------------------------------------

NOTARY PUBLIC

[NOTARY SEAL]

My Commission expires:
          3-30-99
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